As filed with the Securities and Exchange Commission on September 7, 2022

Registration No. 333-263315

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 3

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EZGO Technologies Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building #A, Floor 2, Changzhou Institute of Dalian University of Technology,

Science and Education Town,

Wujin District, Changzhou City

Jiangsu, China 213164
Tel: + 86 51983683805

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, and telephone number of agent for service)

Copies of Correspondence to:

Richard I. Anslow, Esq.
Scott M. Miller, Esq.

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Phone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, dated September 7, 2022

PROSPECTUS

EZGO Technologies Ltd.

US$200,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

We may offer, issue and sell from time to time ordinary shares, par value US$0.001 per share (“Ordinary Shares”), preferred shares, no par value (“Preferred Shares”), debt securities, warrants, rights or units up to US$200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of EZGO Technologies Ltd. (“EZGO”)’s securities.

EZGO’s Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EZGO.” On September 6, 2022, the closing sale price of the Ordinary Shares was US$0.57. As of September 6, 2022, the aggregate market value of EZGO’s outstanding Ordinary Shares held by non-affiliates was approximately US$12,114,966.39 based on 24,626,891 issued and outstanding Ordinary Shares, of which approximately 21,254,327 Ordinary Shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. The highest closing sale price of EZGO’s Ordinary Shares as reported by the Nasdaq Capital Market within the 60 days prior to the date of this filing was US$0.8175 per share on August 2, 2022, which would allow us to offer up to approximately $5,791,804.11 of securities pursuant to General Instruction I.B.5 of Form F-3 as of the date of this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

The principal executive offices of EZGO Technologies Ltd. is located at Building #A, Floor 2, Changzhou Institute of Dalian University of Technology, Science and Education Town, Wujin District, Changzhou City Jiangsu, China 213164, and its telephone number is + 86 51983683805. The registered address of EZGO Technologies Ltd. in the British Virgin Islands is located at Maples Corporate Services (BVI) Limited, PO Box 173, Kingston Chambers, Road Town Tortola, British Virgin Islands.

In this prospectus, “we,” “us,” “our,” “our company,” the “Company,” or similar terms refer to EZGO Technologies Ltd. and/or its consolidated subsidiaries, other than the VIE, Jiangsu EZGO Electronic Technologies, Co., Ltd. (formerly known as Jiangsu Baozhe Electric Technologies, Co., Ltd.), a PRC company, unless the context otherwise indicates, and the “VIE” refers to the variable interest entity, Jiangsu EZGO Electronic Technologies, Co., Ltd. EZGO conducts operations in China through Changzhou EZGO Enterprise Management Co., Ltd. (the “WFOE”), the VIE and its subsidiaries in China, and EZGO does not conduct any business on its own. The financial results of the VIE and its subsidiaries are consolidated into our financial statements for accounting purposes, but we do not hold any equity interest in the VIE or any of its subsidiaries. Investors are purchasing an interest in EZGO, the British Virgin Islands holding company.

Investing in EZGO’s securities is highly speculative and involves a significant degree of risk. EZGO is not an operating company established in the People’s Republic of China, or the PRC, but a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of its own, EZGO conducts the majority of its operations through contractual arrangements with its operating entities established in the PRC, primarily the VIE, in which EZGO does not hold any equity interest, and the VIE’s subsidiaries based in the PRC. This variable interest entity structure involves unique risks to investors. The contractual arrangements with the VIE have not been tested in court. The variable interest entity structure is used to provide investors with contractual exposure to foreign investment in China-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. Due to PRC legal restrictions on foreign ownership in internet-based businesses, we do not have any equity ownership of the VIE, instead we receive the economic benefits of the VIE’s business operations through certain contractual arrangements. As a result of such series of contractual arrangements, EZGO and its subsidiaries become the primary beneficiary of the VIE for accounting purposes and the VIE as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. Neither we nor our investors own any equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIE. Investors may never hold equity interests in the Chinese operating company. The securities offered in this prospectus are securities of our British Virgin Islands holding company that maintains contractual arrangements with the associated operation companies. The Chinese regulatory authorities could disallow this variable interest entity structure, which would likely result in a material change in EZGO’s operations primarily through the VIE and its subsidiaries in China and/or a material change in the value of the securities EZGO is registering for sale, including that it could cause the value of its securities to significantly decline or become worthless. For a description of our corporate structure and contractual arrangements with the VIE, see “Risk Factors – Risks Related to Our Corporate Structure” on page 34 of this prospectus and “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our Annual Report on Form 20-F for the fiscal year ended September 30, 2021 (the “2021 Annual Report”), which is incorporated herein by reference. See also “Risk Factors” on page 18.

In addition, as EZGO conducts substantially all of its operations in China through the WFOE, the VIE and its subsidiaries in China, it is subject to legal and operational risks associated with having substantially all of its operations in China, which risks could result in a material change in its operations and/or the value of the securities EZGO is registering for sale or could significantly limit or completely hinder its ability to offer or continue to offer its securities to investors and cause the value of its securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Our PRC counsel, DeHeng Law Offices, is of the view that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China do not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As further advised by our PRC counsel, as of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our company, any of our subsidiaries or the VIE or any of its subsidiaries received any inquiry, notice, warning or sanctions regarding our offering of securities from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impact such modified or new laws and regulations will have on the VIE’s daily business operations, or ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company, the WFOE, the VIE or any of its subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. Any future Chinese, U.S., British Virgin Islands or other rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China and results of operations. See “Risk Factors - Risks Related to Doing Business in China” beginning on page 18 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of EZGO’s securities.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, EZGO’s securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our former auditors, Marcum Bernstein & Pinchuk LLP and Briggs & Veselka Co., LLP, or our current auditor, Wei, Wei & Co., LLP. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the CSRC and the Ministry of Finance of China (“MOF”). The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act (the “HFCAA”) remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, the PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities, but access to audit work and papers may be available in the near future, as a result of the Statement of Proposal. If the PCAOB does gain such access, there is no assurance that it may not later be determined that the PCAOB is unable to inspect or investigate our auditor completely, and investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause EZGO’s securities to be delisted from the stock exchange. See risks disclosed under “Risk Factors— Risks Related to Doing Business in China - EZGO’s Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of EZGO’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct adequate inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 32.

As a holding company, EZGO relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to EZGO. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiaries located outside of China. In addition, as of the date of this prospectus, none of our PRC subsidiaries have ever issued any dividends or distributions to EZGO or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither EZGO nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. EZGO is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on EZGO’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the difference between their total investment amount as recorded in the Foreign Investment Comprehensive Management Information System and their respective registered capital or 2.5 times of their net worth. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by EZGO to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. EZGO intends to retain most, if not all, of its available funds and any future earnings for the development and growth of its business in China. EZGO does not expect to pay dividends or distribute earnings in the foreseeable future. EZGO intends to settle amounts owed under the contractual arrangements with the VIE.

Under existing PRC foreign exchange regulations, currently our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange or outbound capital flows may limit our ability to utilize revenue generated in Renminbi to fund EZGO’s business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends or make distributions in foreign currencies to our shareholders, including holders of EZGO’s Ordinary Shares. In addition, any transfer of funds by EZGO to our PRC subsidiaries, either as a shareholder loan or as an increase in the registered capital, is subject to a series of procedural requirements imposed by SAFE, SAMR, MOFCOM or their local counterparts. This may hinder or delay EZGO’s deployment of cash into its subsidiaries’ and the VIE’s business, which could result in a material and adverse effect on EZGO’s operations through the WFOE, the VIE and its subsidiaries in China. See risks disclosed under “Risk Factors— Risks Related to Doing Business in China – Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively.” on page 25, “Risk Factors— Risks Related to Doing Business in China – PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.” on page 25 and Risk Factors— Risks Related to Doing Business in China – The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of the WFOE, the VIE and its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect EZGO’s operations through the WFOE, the VIE and its subsidiaries in China.” on page 27.

To date, transfers have occurred between EZGO, its subsidiaries, and the VIE. Prior to the completion of EZGO’s initial public offering in January 2021, the sources of funds of the VIE and its subsidiaries primarily consisted of shareholders capital injection and cash generated from operations.

After the completion of our initial public offering, our holding company EZGO transferred funds through a shareholder loan to EZGO’s wholly-owned subsidiary, China EZGO Group Ltd. (“EZGO HK”). EZGO HK transferred funds through an increase in the registered capital to EZGO HK’s wholly-owned subsidiary, Changzhou EZGO Enterprise Management Co., Ltd. (“Changzhou EZGO”). EZGO and Changzhou EZGO provided loans to the VIE, subject to statutory limits and restrictions.

For the fiscal year ended September 30, 2021, EZGO provided an interest-free loan of US$15,853,200 to EZGO HK; EZGO also paid US$3,017,337 on behalf of the VIE for the acquisition of Tianjin Jiahao and insurance fees; and EZGO HK injected registered capital of US$15,843,000 into Changzhou EZGO. Changzhou EZGO provided loans of US$13,323,711 to the VIE and had US$1,914,828 of payables due to the VIE. The details of loans provided by Changzhou EZGO are shown below:

Start Date	Maturity Date	Amount	Annual Interest Rate
April 6, 2021	April 5, 2026	$3,878,735	5%
June 9, 2021	June 8, 2026	$2,327,241	5%
June 22, 2021	June 21, 2026	$3,878,735	5%
September 17, 2021	September 16, 2024	$620,598	4%
September 29, 2021	September 28, 2024	$2,618,402	4%
Total		$13,323,711

For details of the transfers between EZGO, its subsidiaries, and the VIE, see “Prospectus Summary—Transfer of Cash through our Organization.” For details of VIE’s financial information, see “Prospectus Summary—VIE Financial Information” for the condensed consolidating schedule and pages F-9 to F-12 of our 2021 Annual Report, which is incorporated herein by reference.

We maintain bank accounts in China, including cash in Renminbi in the amount of RMB29,583,341 and cash in USD in the amount of US$7,831 as of September 30, 2021. Funds are transferred between EZGO, its subsidiaries, and the VIE for their daily operation purposes. The transfer of funds between our PRC subsidiaries, and the VIE are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. Due to the circumstances aforementioned do not exist in the PRC subsidiaries’ operations, our PRC counsel, DeHeng Law Offices, is of the view that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred between us, our subsidiaries, and the VIE.

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in mainland China or Hong Kong from leaving, could restrict deployment of the cash into the business of the WFOE, the VIE and its subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the VIE, see “Risk Factors—Risks Related to Doing Business in China— Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively,” “Risk Factors—Risks Related to Doing Business in China— PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand EZGO’s business,” and “Risk Factors—Risks Related to Doing Business in China—The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of the WFOE, the VIE and its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect EZGO’s operations through the WFOE, the VIE and its subsidiaries in China.”

Investing in EZGO’s securities involves risks. You should carefully consider the risk factors beginning on page 18 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in EZGO’s securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf registration” process. Under this shelf registration process, we may, from time to time, sell any combination of the securities of EZGO described in this prospectus in one or more offerings up to a total dollar amount of up to US$200,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer EZGO’s securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering pursuant to this prospectus. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. EZGO’s business, financial condition, results of operations and prospects may have changed since those dates.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless we indicate otherwise, all information in this prospectus reflects the following:

●	“BVI” refers to British Virgin Islands;

●	“CAC” refers to the Cyberspace Administration of China;

●	“Changzhou EZGO” or “WFOE” refers to EZGO HK’s wholly-owned subsidiary and wholly foreign owned enterprise, Changzhou EZGO Enterprise Management Co., Ltd. (formerly known as Changzhou Jiekai New Energy Technology Company), a PRC company;

●	“China” or the “PRC,” in each case, refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan, unless the context otherwise indicates. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws and regulations of “China” or the “PRC,” it refers to only such laws and regulations of mainland China;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“EZGO” refers to EZGO Technologies Ltd., a British Virgin Islands business company, and “we,” “us,” “our company,” the “Company,” “our,” or similar terms used in this prospectus refer to EZGO Technologies Ltd. and/or its consolidated subsidiaries, other than the variable interest entity, Jiangsu EZGO Electronic Technologies, Co., Ltd., unless the context otherwise indicates;

●	“EZGO HK” refers to EZGO’s wholly-owned subsidiary, China EZGO Group Ltd. (formerly known as Hong Kong JKC Group Co., Limited), a Hong Kong company;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

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●	“Hengmao Power Battery” refers to Changzhou Hengmao Power Battery Technology Co., Ltd., a PRC company of which 80.87% of the equity interest is owned by the VIE;

●	“HK$,” “HKD” or “Hong Kong dollars” refers to the legal currency of the Hong Kong Special Administrative Region;

●	“initial public offering” refers to our initial public offering, in which we offered and sold an aggregate of 3,038,500 Ordinary Shares at an offering price of US$4.00 per share, including a partial exercise of the underwriters’ over-allotment;

●	“Jiangsu Cenbird” refers to Jiangsu Cenbird E-Motorcycle Technologies Co., Ltd., a PRC company of which 51% of the equity interest is owned by the VIE;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“mainland China” refers to the People’s Republic of China, excluding, solely for the purpose of this prospectus, Hong Kong, Macau and Taiwan;

●	“MOFCOM” refers to China’s Ministry of Commerce;

●	“Ordinary Shares” refers to EZGO’s Ordinary Shares, par value US$0.001 per share;

●	“PCAOB” refers to the Public Company Accounting Oversight Board of the United States;

●	“RMB” or “Renminbi” refer to the legal currency of the People’s Republic of China;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SAT” refers to China’s State Administration of Taxation;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“share capital” or similar expressions include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares;

●	“Tianjin Dilang” refers to Tianjin Dilang Technologies Co., Ltd., a PRC company of which Yizhiying IoT owns 80% of the equity interest;

●	“Tianjin Jiahao” refers to Tianjin Jiahao Bicycle Co, Co. Ltd., a PRC company and a wholly-owned subsidiary of the VIE;

●	“US$,” “$,” “dollars,” “USD” or “U.S. dollars” refer to the legal currency of the United States;

●	“U.S. GAAP” refers to the generally accepted accounting principles in the United States;

●	“VIE” refers to the variable interest entity, Jiangsu EZGO Electronic Technologies, Co., Ltd. (formerly known as Jiangsu Baozhe Electric Technologies, Co., Ltd.), a PRC company;

●	“Yizhiying IoT” refers to Changzhou Yizhiying IoT Technologies Co., Ltd., a PRC company and a wholly-owned subsidiary of the VIE.

This prospectus contains information and statistics relating to China’s economy and the industries in which EZGO operates through the WFOE, the VIE and its subsidiaries in China derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us. The information in such sources may not be consistent with other information compiled in or outside of China.

Unless otherwise noted, all other financial and other data related to the Company in this prospectus is presented in U.S. dollars. We present our financial results in RMB. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Renminbi into U.S. dollars in this prospectus were made at the rate at RMB6.4854 to US $1.00, the middle price of RMB exchange rate announced by the People’s Bank of China as of September 30, 2021.

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

iii

PROSPECTUS SUMMARY

Investors in EZGO’s securities are not purchasing an equity interest in our operating entities in China but instead are purchasing an equity interest in a British Virgin Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2021 Annual Report and our other SEC reports.

Overview

EZGO is a holding company incorporated in the BVI with operating subsidiaries, the VIE, in which EZGO does not hold any equity interest, and the VIE’s subsidiaries, and with substantially all of its operations and assets in China. As a holding company with no material operations of its own, EZGO conducts its business in China through the WFOE, the VIE and its subsidiaries, with substantially all of its operations and assets in China. This variable interest entity structure involves unique risks to investors. The variable interest entity structure is used to provide investors with contractual exposure to foreign investment in China-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. However, the contractual arrangements with the VIE have not been tested in court. Our current corporate structure and business operations and the market price of EZGO’s Ordinary Shares may be affected by the newly enacted PRC Foreign Investment Law which does not explicitly classify whether a variable interest entity that is controlled through contractual arrangements would be deemed as foreign-invested enterprise if it is ultimately “controlled” by foreign investors. The securities offered in this prospectus are shares of the BVI holding company, and, our shareholders will have an equity interest in an entity which does not have ownership of the VIE and its subsidiaries, which manufacture the products and generate a significant portion of the consolidated revenue. Because we do not have ownership of the VIE and its subsidiaries, we must rely on the shareholders of the VIE with our chief executive officer being a substantial shareholder of the VIE to comply with their contractual obligations. The approval of PRC regulatory agencies may be required in connection with an offering pursuant to this prospectus under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we may not be able to obtain such approval. Changzhou EZGO has nominal operations or assets, has contractual rights to determine the most significant economic activities of the VIE and receives the majority of the economic benefits of the VIE through contractual arrangements rather than equity ownership. See “Corporate Structure” for a summary of the contractual arrangements, “Risk Factors – Risks Related to Our Corporate Structure” on page 34 of this prospectus and “Item 3.D. Key Information—Risk Factors— Risks Related to Our Corporate Structure” in our 2021 Annual Report, which is incorporated herein by reference, for certain risks related to the contractual arrangements.

Through the WFOE, the VIE and its subsidiaries in China, EZGO’s vision is to be a leading short-distance transportation solutions provider in China. Leveraging its Internet of Things (“IoT”) product and service platform, EZGO has preliminarily established a business model centered on the sale of e-bicycles and battery and cells, complemented by sale of battery packs and its charging pile business through the WFOE, the VIE and its subsidiaries in China. Currently, EZGO (i) designs, manufactures, rents and sells e-bicycles and e-tricycles; (ii) rents and sells lithium batteries; and (iii) sells, franchises, and operates smart charging piles for e-bicycles and other electronic devices primarily through the VIE and its subsidiaries in China, and sells battery packs partially through the WFOE.

The e-bicycles are models under the PRC Safety Technical Specification for Electric Bicycles (GB 17761-2018) (also referred to generally as the “New National Standards for Electric Bicycles” and referred to herein as the “New National Standards”) (“new standards e-bicycles”) and there are no domestic law and regulations related to urban e-tricycles. Tianjin Dilang produces and sells the urban e-tricycles in suburban areas in Beijing and Tianjin. In addition, the two-wheel electric vehicle models that do not comply with the new standards e-bicycles that are manufactured under the New National Standards (“non-new standards e-bicycles”) are manufactured under the PRC National Standard General Specification for Electric Motorcycle and Electric Mopeds (GB/T24158-2018) (“General Specification Standard”), which came into effect on April 1, 2019. None of EZGO, the WFOE, the VIE and its subsidiaries in China produces any non-new standards e-bicycles. As of September 30, 2021, EZGO, through the WFOE, the VIE and its subsidiaries in China, did not have non-new standards e-bicycles as its property, plants and equipment and no impairment was recognized for the fiscal years ended September 30, 2019, 2020 and 2021.

To date, EZGO, through the WFOE, the VIE and its subsidiaries in China, has engaged in the business of battery packs sales, which accounted for approximately 91%, 21% and 18% of its total revenues for the fiscal years ended September 30, 2019, 2020 and 2021, respectively. The revenue from e-bicycles sales accounted for approximately 8%, 73% and 78% of its total revenues for the fiscal years ended September 30, 2019, 2020 and 2021, respectively. For the fiscal years ended September 30, 2019, 2020 and 2021, as the self-developed smart charging piles for e-bicycles and other electronic devices have not yet entered into large-scale production and sales, the revenue from this business accounted for a small proportion of EZGO’s total revenues. For the fiscal year ended September 30, 2021, the revenue from the smart charging piles business accounted for 1% of EZGO’s total revenues.

EZGO, through the WFOE, the VIE and its subsidiaries in China, is committed to providing cost-effective and convenient solutions for short distance travelers through the design, manufacture, rental and sale of high-quality e-bicycles, with lightweight and high endurance lithium batteries, to meet different levels of consumer demand, and through the operation of smart charging piles in communities. EZGO, through the WFOE, the VIE and its subsidiaries in China, also plans to launch its online 4S (which stands for Sale, Spare-part supply, after-sale Service and Survey) services to enhance its sales capacity by combining its online sales portals and offline service and support channels.

Contractual Arrangements and Corporate Structure

EZGO was incorporated in the BVI on January 24, 2019. EZGO’s wholly owned subsidiary, EZGO HK, was incorporated in Hong Kong on February 13, 2019. EZGO HK, in turn, holds all of the capital stock of Changzhou EZGO, which was incorporated in China on June 12, 2019 and Changzhou Langyi Electronic Technologies Co., Ltd. (“Changzhou Langyi”), which was incorporated in China on August 6, 2021. Changzhou EZGO has obtained the contractual rights to determine the most significant economic activities of the VIE and also receives the majority of the economic benefits of the VIE through a series of contractual arrangements (the “VIE Agreements”). See “– Contractual Arrangements with the VIE and Its Shareholders.” EZGO conducts its business in the PRC primarily through the VIE and its subsidiaries, Hengmao Power Battery, Jiangsu Cenbird, Yizhiying IoT, Tianjin Dilang, and Tianjin Jiahao since EZGO, through contractual arrangements with the VIE, obtained the rights to determine the most significant economic activities and also receives the majority of the economic benefits of the VIE beginning in November 2019.

As a result of such series of contractual arrangements, EZGO and its subsidiaries become the primary beneficiary of the VIE for accounting purposes and the VIE as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. Neither we nor our investors own any equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIE. These contractual arrangements have not been tested in a court of law in the PRC. As a result, investors in EZGO’s securities are not purchasing an equity interest in the VIE or its subsidiaries but instead are purchasing an equity interest in EZGO, the BVI holding company.

The diagram below shows our corporate structure as of the date of this prospectus, including the VIE and its subsidiaries. However, investors are cautioned that the enforceability of such VIE Agreements has not been tested in a court of law. EZGO conducts operations in China primarily through the VIE and its subsidiaries in China, and EZGO does not conduct any business on its own. The VIE structure is used to provide investors with contractual exposure to foreign investment in China-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. Due to PRC legal restrictions on foreign ownership in internet-based businesses, we do not have any equity ownership of the VIE, instead we receive the economic benefits of the VIE’s business operations through certain contractual arrangements. As a result of such series of contractual arrangements, EZGO and its subsidiaries become the primary beneficiary of the VIE for accounting purposes and the VIE as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. Neither we nor our investors own any equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIE. Investors are purchasing an interest in EZGO, the BVI holding company.

Contractual Arrangements with the VIE and Its Shareholders

Due to PRC legal restrictions on foreign ownership in internet-based businesses, neither we nor our subsidiaries own any equity interest in the VIE. Instead, we receive the economic benefits of the VIE’s business operations through the VIE Agreements. Changzhou EZGO, the VIE and its equity holders entered into the VIE Agreements on November 8, 2019. The VIE Agreements are designed to provide Changzhou EZGO with the contractual rights, and obligations, including certain control rights and the rights in the assets, property and revenue of the VIE, to (i) determine the most significant economic activities of the VIE, (ii) receive the majority of the economic benefits of the VIE, most importantly the ability to consolidate the financial statements of the VIE with the financial statements of our holding company, EZGO under U.S. GAAP, for which we are the primary beneficiary of the VIE for accounting purposes, and (iii) have an exclusive option to purchase or designate any third party to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law. However, The VIE Agreements may not be as effective as direct ownership in providing us with control over the VIE and its subsidiaries, and the enforceability of the VIE Agreements has not been tested in a court of law, and the PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and/or foreign investment in such companies, or could disallow the VIE Agreements, which would likely result in a material change in EZGO’s operations primarily through the VIE and its subsidiaries in China and/or a material change in the value of the securities EZGO is registering for sale, including that it could cause the value of its securities could to significantly decline or become worthless. Specifically, the legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a BVI holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of Changzhou EZGO with respect to its contractual arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, the enforceability of the various contracts described above by our company against the VIE is dependent upon the shareholders of the VIE. If the shareholders of the VIE fail to perform their obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that enable us to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary. If this happens, we would need to deconsolidate the VIE. The majority of our assets, including the necessary licenses to conduct business in China are held by the VIE and its subsidiaries and a significant part of our revenues are generated by the VIE and its subsidiaries. An event that results in the deconsolidation of the VIE would have a material effect on EZGO’s operations primarily through the VIE and its subsidiaries in China and result in the value of its securities diminishing substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed in “Risk Factors – Risks Related to Our Corporate Structure” on page 34 of this prospectus and under “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in our 2021 Annual Report, which is incorporated by reference.

As a result of our direct ownership in Changzhou EZGO and the contractual arrangements with the VIE, we are regarded as the primary beneficiary of the VIE, and we treat the VIE as our consolidated VIE under U.S. GAAP, which generally refers to an entity in which we do not have any equity interests but whose financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP because we have a controlling financial interest in, and thus are the primary beneficiary of, that entity. We have consolidated the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

Each of the VIE Agreements is described in detail below and each of which is currently in full force and effect:

Exclusive Management Consulting and Technical Service Agreement

Pursuant to the Exclusive Management Consulting and Technical Service Agreement, dated November 8, 2019, between Changzhou EZGO and the VIE (the “VIE Exclusive Management Agreement”), the VIE agrees to engage Changzhou EZGO as its exclusive provider of management consulting, technical support, intellectual property license and relevant services, including all services within the VIE’s business scope and decided by Changzhou EZGO from time to time as necessary. The VIE pays to Changzhou EZGO service fees within three months after each fiscal year end. The service fees are set at 95% (or a percentage adjusted by Changzhou EZGO in its sole discretion) of the after-tax profit after the deficit of the prior fiscal year is covered and the statutory common reserve is extracted. Changzhou EZGO exclusively owns any intellectual property arising from the performance of the VIE Exclusive Management Agreement. The VIE Exclusive Management Agreement is effective for twenty years unless earlier terminated as set forth in the agreement or other written agreements entered into by the parties thereto. The VIE Exclusive Management Agreement shall be extended automatically at the end of its term, until Changzhou EZGO’s business term or the VIE’s business term expires, unless otherwise notified by Changzhou EZGO in writing. During the term of the VIE Exclusive Management Agreement, the VIE may not terminate the VIE Exclusive Management Agreement except in the case of Changzhou EZGO’s gross negligence or fraud, or VIE Exclusive Management Agreement or applicable PRC laws provide otherwise. Changzhou EZGO may terminate the VIE Exclusive Management Agreement by 30-day written notice to the VIE at any time.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement, dated November 8, 2019, among Changzhou EZGO, the VIE and the equity holders of the VIE (the “VIE Equity Pledge Agreement”), the equity holders of the VIE have pledged 100% of their equity interests in the VIE to Changzhou EZGO to guarantee performance of all obligations under the VIE Exclusive Management Agreement, the VIE Loan Agreement (defined hereafter), the VIE Exclusive Call Option Agreement (defined hereafter) and the VIE Proxy Agreement (defined hereafter). If any event of default as provided for therein occurs, Changzhou EZGO, as the pledgee, will be entitled to dispose of the pledged equity interests according to applicable PRC laws. On November 28, 2019, Changzhou EZGO, the VIE and all its equity holders completed the registration of the equity pledge with the relevant office of State Administration of Market Regulation (“SAMR”, formerly known as State Administration for Industry and Commerce, or the SAIC) in accordance with the PRC Property Rights Law.

Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement, dated November 8, 2019, among Changzhou EZGO, the VIE and the equity holders of the VIE (the “VIE Exclusive Call Option Agreement”), each of the equity holders of the VIE has irrevocably granted Changzhou EZGO an exclusive option to purchase, or to designate other persons to purchase, to the extent permitted by applicable PRC laws, rules and regulations, all of the equity interests and assets in the VIE from its equity holders. The equity holders of the VIE agree that, without the prior written consent of Changzhou EZGO, they will not dispose of their equity interests in the VIE or create or allow any encumbrance on their equity interests. The purchase price for the equity interest is to be the minimum price permitted by applicable PRC laws, rules and regulations, or the amount that the equity holders actually pay to the VIE regarding the equity, whichever is lower. The purchase price for the assets is to be the minimum price permitted by applicable PRC laws, rules and regulations, or the net book value of the assets, whichever is lower. The VIE Exclusive Call Option Agreement expires when all the equity interests or all the assets are transferred pursuant to the agreement.

Proxy Agreement

Pursuant to the Proxy Agreement, dated November 8, 2019, among Changzhou EZGO, the VIE and each of equity holders of the VIE (the “VIE Proxy Agreement”), each of the equity holders irrevocably authorizes Changzhou EZGO to exercise his or her rights as an equity holder of the VIE, including the right to attend equity holders meetings, to exercise voting rights and to transfer all or a part of his or her equity interests therein pursuant to the VIE Exclusive Call Option Agreement. During the term of the VIE Proxy Agreement, the VIE and all its equity holders may not terminate the VIE Proxy Agreement except when the VIE Proxy Agreement or applicable PRC laws provide otherwise.

Loan Agreement

Pursuant to the Loan Agreement, dated November 8, 2019 (the “VIE Loan Agreement”), Changzhou EZGO agrees to provide the VIE with loans of different amounts at an annual interest rate of 24% according to the VIE’s needs from time to time. The term of each loan is 20 years, which can be extended with the written consent of both parties. During the term of the loan or the extended term of the loan, the VIE may not prepay any loan without the written consent of Changzhou EZGO while in case of certain circumstances, the VIE must repay the loan in advance upon Changzhou EZGO’s written request.

Spousal Consent Letter

The spouses of individual equity holders of the VIE have each signed a spousal consent letter. Under the spousal consent letter, the signing spouse unconditionally and irrevocably has agreed to the execution by his or her spouse of the VIE Equity Pledge Agreement, the VIE Exclusive Call Option Agreement and the VIE Proxy Agreement, and that his or her spouse may perform, amend or terminate such agreements without his or her consent. In addition, in the event that the spouse obtains any equity interest in the VIE held by his or her spouse for any reason, he or she agrees to be bound by and sign any legal documents substantially similar to the contractual arrangements entered into by his or her spouse, as may be amended from time to time.

Through the current contractual arrangements, we have established a contractual relationship with all equity holders of the VIE. Pursuant to these agreements, all equity holders of the VIE have irrevocably authorized Changzhou EZGO to exercise voting rights and all other rights as the equity holder and pledged all of his or her equity interests in the VIE to Changzhou EZGO as collateral to secure performance of all of his or her obligations under these agreements. However, the equity holders of the VIE may have potential conflicts of interest with us and may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE. Any failure by the VIE or equity holders of the VIE to perform his or her obligations under our contractual arrangements with them would have a material adverse effect on EZGO’s business primarily through the VIE and its subsidiaries in China and financial condition. See “Risk Factors – Risks Related to Our Corporate Structure” on page 34 of this prospectus and “Item 3.D. Key Information — Risk Factors — Risks Related to Our Corporate Structure” in our 2021 Annual Report, which is incorporated herein by reference.

We have relied on the opinion of DeHeng Law Offices, our PRC counsel, that:

●	the ownership structure of the VIE and Changzhou EZGO in China does not violate any applicable PRC laws or regulations currently in effect; and

●	the contractual arrangements among Changzhou EZGO, the VIE and the VIE’s shareholders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws or regulations currently in effect and do not and will not violate any applicable PRC laws or regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules, and the VIE Agreements have not been tested in a court of law. Accordingly, we may incur substantial costs to enforce the terms of the VIE Agreements, and the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel.

VIE Financial Information

Set forth below is selected Consolidated Statements of Operations and cash flows for the fiscal years ended September 30, 2019, 2020 and 2021, and selected balance sheet information as of September 30, 2019, 2020 and 2021 showing financial information for parent company EZGO Technologies Ltd., non-VIE subsidiaries, the WFOE, the VIE and VIE’s subsidiaries, eliminating entries and consolidated information (dollars in thousands). In the tables below, the column headings correspond to the following entities in the organizational diagram on page 2.

●	“parent” refers to EZGO Technologies Ltd., a BVI business company;

●	“non-VIE subsidiaries” refer to the sum of (i) China EZGO Group Ltd., our wholly owned Hong Kong subsidiary and (ii) Changzhou Langyi Electronic Technology Co., Ltd., a wholly owned PRC subsidiary;

●	“WFOE” refers to Changzhou EZGO Enterprise Management Co., Ltd., our wholly owned PRC subsidiary;

●	“VIE and its subsidiaries” refer to the sum of (i) Jiangsu EZGO Electronic Technologies, Co., Ltd., (ii) Changzhou Hengmao Power Battery Technology Co., Ltd., (iii) Changzhou Yizhiying IoT Technologies Co., Ltd., and (iv) Jiangsu Cenbird E-Motorcycle Technologies Co., Ltd., (v) Tianjin Jiahao Bicycle Co, Co. Ltd., which became one of the subsidiaries of VIE in June 2021, (vi) Tianjin Dilang Technologies Co., Ltd., and (vii) Tianjin Dilang Import and Export Trading Co., Ltd., which was established in June 2021; and

●	“VIE” refers to Jiangsu EZGO Electronic Technologies, Co., Ltd.

Consolidated Statements of Operations Information

	Fiscal year ended September 30, 2021
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Revenue	$-	$-	3,793,146	$19,628,860	$-	$23,422,006
Cost of revenue	-	-	(3,604,878)	(19,434,650)	-	(23,039,528)
Gross profit	-	-	188,268	194,210	-	382,478
Operating expenses	(495,835)	(1,964)	(70,278)	(3,691,820)	-	(4,259,897)
(Loss) income from operations	(495,835)	(1,964)	117,990	(3,497,610)	-	(3,877,419)
Share of loss from subsidiaries	(203,744)	(205,707)	-	-	409,451	-
Other income (expense), net	279	-	156,368	(75,873)	-	80,774
Loss before income tax expenses (benefit)	(699,300)	(207,671)	274,358)	(3,573,483)	409,451	(3,796,645)
Net loss	(699,300)	(203,744)	(205,707)	(2,714,344)	409,451	(3,413,644)
Less: net loss attributable to non-controlling interests	-	-	-	(434,971)	-	(434,971)
Net loss attributable to EZGO’s shareholders	(699,300)	(203,744)	(205,707)	(2,279,373)	409,451	(2,978,673)

	Fiscal year ended September 30, 2020
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Third-party revenues	$-	$-	-	$15,243,282	$-	$15,243,282
Inter-company consulting and services revenues	-	-	116,190	-	(116,190)	-
Third-party costs of Revenue	-	-	-	(13,704,248)	-	(13,704,248)
Inter-company consulting and services costs	-	-	-	(116,190)	116,190	-
Gross profit	-	-	116,190	1,422,844	-	1,539,034
Operating expenses	-	-	-	(1,467,068)	-	(1,467,068)
Income from operations	-	-	116,190	(44,224)	-	71,966
Share of income from subsidiaries	116,190	116,190	-	-	(232,380)	-
Other income, net	-	-	-	378,395	-	378,395
Income before income tax expenses	116,190	116,190	116,190	334,171	(232,380)	450,361
Net income	116,190	116,190	116,190	160,732	(232,380)	276,922
Less: net income attributable to non-controlling interests	-	-	-	129,748	-	129,748
Net income attributable to EZGO’s shareholders	116,190	116,190	116,190	30,984	(232,380)	147,174

	Fiscal year ended September 30, 2019
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Revenue	$-	$-	-	$1,371,201	$-	$1,371,201
Cost of revenue	-	-	-	(246,736)	-	(246,736)
Gross profit	-	-	-	1,124,465	-	1,124,465
Operating expenses	-	-	-	(348,602)	-	(348,602)
Income from operations	-	-	-	775,863	-	775,863
Share of income from subsidiaries	-	-	-	-	-	-
Other income, net	-	-	-	265,200	-	265,200
Income before income tax expenses	-	-	-	1,041,063	-	1,041,063
Net income	-	-	-	2,191,437	-	2,191,437
Less: net income attributable to non-controlling interests	-	-	-	453,314	-	453,314
Net income attributable to EZGO’s shareholders	-	-	-	1,738,123	-	1,738,123

Consolidated Balance Sheets Information

	As of September 30, 2021
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Amounts due from subsidiary of EZGO	$15,853,200	$-		$-	$(15,853,200)	$-
Prepaid on behalf of VIE	3,017,337	-		-	(3,017,337)	-
Amount due from VIE	-	-	13,323,711		(13,323,711)	-
Service fee receivable from VIE	-	-	116,190	(116,190)
Amount due from Non-VIE	-	-		1,914,828	(1,914,828)	-
Amount due from EZGO	-	-		316,524	(316,524)	-
Current assets	20,145,974	7,831	18,187,550	23,880,044	(34,541,789)	27,679,610
Amount due to VIE	(316,524)	-	(1,914,828)	-	2,231,352	-
Amount due to non-VIE	-	-		(13,323,711)	13,323,711	-
Service fee payable to WFOE	-	-	-	(116,190)	116,190	-
Amount due to EZGO	-	(15,853,200)		(3,017,337)	18,870,537	-
Working capital	19,781,865	(15,844,963)	16,188,763	(1,921,225)	-	18,204,440
Investment in non-VIE subsidiaries	-	15,753,483		-	(15,753,483)	-
Assets	20,145,974	15,761,314	18,187,547	38,212,105	(50,295,270)	42,011,670

	As of September 30, 2020
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Service fee receivable from VIE	-	-	116,190	-	(116,190)	-
Current assets	-	-		16,316,861	-	16,316,861
Service fee payable to WFOE	-	-		(116,190)	116,190	-
Working capital	-	-	116,190	9,528,018	-	9,644,208
Investment in non-VIE subsidiaries	116,190	116,190		-	(232,380)	-
Assets	116,190	116,190	116,190	19,817,798	(348,570)	19,817,798

	As of September 30, 2019
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Current assets	-	-	-	16,694,687	-	16,694,687
Working capital	-	-	-	9,860,560	-	9,860,560
Investment in non-VIE subsidiaries	-	-	-	-	-	-
Assets	-	-	-	19,171,950	-	19,171,950

Consolidated Cash Flows Information

	Fiscal year ended September 30, 2021
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Total cash used in operating activities	$(801,208)	$(1,963)	(4,351,605)	$(1,101,659)	$-	$(6,256,435)
Payment for acquisition of Tianjin Jiahao on behalf of VIE	(3,017,337)	-		-	3,017,337	-
Loan to subsidiary of EZGO	(15,853,200)	-		-	15,853,200	-
Loan to VIE	-	-	(13,323,711)	-	13,323,711	-
Invest in subsidiary		(15,843,000)			15,843,000
Amount due from Changzhou EZGO	-	-		(1,914,828)	1,914,828	-
Others(1)	-	-		(11,037,254)	-	(11,037,254)
Total cash used in investing activities	(18,870,537)	(15,843,000)	(13,323,711)	(12,952,082)	49,952,076	(11,037,254)
Loans from EZGO	-	15,853,200		3,017,337	(18,870,537)	-
Loans from Changzhou EZGO	-	-		13,323,711	(13,323,711)	-
Amount due to VIE	-	-	1,914,828	-	(1,914,828)	-
Contribution from shareholder			15,843,000		(15,843,000)
Proceeds from issuance of Ordinary Shares in connection with IPO, net of issuance cost	20,947,182	-		-	-	20,947,182
Others(2)	-	-		1,816,894	-	1,816,894
Total cash provided by financing activities	20,947,182	15,853,200	17,757,828	18,157,942	(49,952,076)	22,764,076
Effect of exchange rate changes	-	-		78,968	-	78,968
Net increase in cash, cash equivalents and restricted cash	1,275,437	8,237	82,512	4,183,169	-	5,549,355

(1)	Other cash flows from investing activities mainly include the purchase of property, plants and equipment and land use right, and the purchase of short-term investments.

(2)	Other cash flows from financing activities mainly include the collection of loan to shareholder and proceeds from short-term borrowings.

	Fiscal year ended September 30, 2020
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Total cash provided by operating activities	$-	$-	-	$4,024,769	$-	$4,024,769
Total cash used in investing activities	-	-	-	(3,349,847)	-	(3,349,847)
Total cash used in financing activities	-	-	-	(4,004,361)	-	(4,004,361)
Effect of exchange rate changes	-	-	-	36,324	-	36,324
Net decrease in cash, cash equivalents and restricted cash	-	-	-	(3,293,115)	-	(3,293,115)

	Fiscal year ended September 30, 2019
	Parent	Non-VIE Subsidiaries	WFOE	VIE and its subsidiaries	Eliminations	Consolidated

Total cash used in operating activities	$-	$-	-	$(2,702,167)	$-	$(2,702,167)
Total cash used in investing activities	-	-	-	(1,922,326)	-	(1,922,326)
Total cash provided by financing activities	-	-	-	8,217,985	-	8,217,985
Effect of exchange rate changes	-	-	-	12,778	-	12,778
Net increase in cash, cash equivalents and restricted cash	-	-	-	3,606,270	-	3,606,270

Transfer of Cash through our Organization

EZGO can transfer cash to its subsidiaries through capital contributions and/or intercompany loans, and EZGO’s subsidiaries can transfer cash to EZGO through dividends or other distributions and/or intercompany loans. Additionally, EZGO’s subsidiaries can transfer cash to the VIE through loans, and the VIE can transfer cash to EZGO as service fees under the VIE Agreements and/or through loans. We intend to settle amounts owed under the VIE Agreements.

Prior to the completion of our initial public offering in January 2021, the sources of funds of the VIE and its subsidiaries primarily consisted of shareholders capital injection and cash generated from operations.

After the completion of our initial public offering, our holding company, EZGO, transferred funds through a shareholder loan to EZGO HK. EZGO HK transferred funds through an increase in the registered capital to Changzhou EZGO. EZGO and Changzhou EZGO provided loans to the VIE, subject to statutory limits and restrictions.

For the fiscal year ended September 30, 2021, EZGO provided an interest-free loan of US$15,853,200 to EZGO HK; EZGO also paid US$3,017,337 on behalf of the VIE for the acquisition of Tianjin Jiahao and insurance fees; and EZGO HK injected registered capital of US$15,843,000 into Changzhou EZGO. Changzhou EZGO provided loans of US$13,323,711 to the VIE and had US$1,914,828 of payables due to the VIE. The details of loans provided by Changzhou EZGO are shown below:

Start Date	Maturity Date	Amount	Annual Interest Rate
April 6, 2021	April 5, 2026	$3,878,735	5%
June 9, 2021	June 8, 2026	$2,327,241	5%
June 22, 2021	June 21, 2026	$3,878,735	5%
September 17, 2021	September 16, 2024	$620,598	4%
September 29, 2021	September 28, 2024	$2,618,402	4%
Total		$13,323,711

Foresaid transactions including capital injection and loans, would be eliminated upon consolidation.

We maintain bank accounts in China, including cash in Renminbi in the amount of RMB29,583,341 and cash in USD in the amount of US$7,831 as of September 30, 2021. Funds are transferred between EZGO, its subsidiaries, and the VIE for their daily operation purposes. The transfer of funds between our PRC subsidiaries and the VIE are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. Due to the circumstances aforementioned do not exist in the PRC subsidiaries’ operations, our PRC counsel, DeHeng Law Offices, is of the view that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred between us, our subsidiaries, and the VIE.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIE to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, could restrict deployment of the cash into the business of the WFOE, the VIE and its subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the VIE, see “Risk Factors—Risks Related to Doing Business in China—The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of the WFOE, the VIE and its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect EZGO’s operations through the WFOE, the VIE and its subsidiaries in China.” We currently do not have cash management policies that dictate how funds are transferred between us, our subsidiaries, and the VIE.

Dividends and Other Distributions

EZGO is a holding company incorporated in the BVI with no material operations of its own and does not generate any revenue. It currently conducts its business in China through the WFOE, the VIE and its subsidiaries, with substantially all of its operations and assets in China. We are permitted under PRC laws and regulations to provide funding to our wholly foreign-owned enterprise, Changzhou EZGO only through loans or capital contributions, and to the VIE only through loans, and only if we satisfy the applicable government registration and approval requirements. See “Risk Factors — Risks Related to Doing Business in China - PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds from any financing we raise, including any offerings made pursuant to this prospectus, to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand EZGO’s business.”

Under our current corporate structure, we rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries and VIE in the PRC generate and retain cash generated from operating activities and re-invest it in their business, respectively. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, neither any of our subsidiaries nor the VIE has paid any dividends or made any other distributions to our holding company or any U.S. investors as of the date of this prospectus. See also “Risk Factors — Risks Related to Doing Business in China - Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements, and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.”

Under existing PRC foreign exchange regulations, currently our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE, by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange or outbound capital flows may limit our ability to utilize revenue generated in Renminbi to fund EZGO’s business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends or make distributions in foreign currencies to our shareholders, including holders of EZGO’s Ordinary Shares. In addition, any transfer of funds by EZGO to our PRC subsidiaries, either as a shareholder loan or as an increase in the registered capital, is subject to a series of procedural requirements imposed by SAFE, SAMR, MOFCOM or their local counterparts. This may hinder or delay EZGO’s deployment of cash into its subsidiaries’ and the VIE’ business, which could result in a material and adverse effect on EZGO’s operations through the WFOE, the VIE and its subsidiaries in China. See also “Risk Factors— Risks Related to Doing Business in China – Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively.” on page 25, “Risk Factors— Risks Related to Doing Business in China – PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.” on page 25 and Risk Factors— Risks Related to Doing Business in China – The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of the WFOE, the VIE and its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our EZGO’s operations through the WFOE, the VIE and its subsidiaries in China.” on page 27.

As of September 30, 2021, none of our subsidiaries have paid any dividends or made any other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made any other distributions to U.S. investors. EZGO intends to retain most, if not all, of its available funds and any future earnings and cash proceeds from overseas financing activities to fund the development and growth of its business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Risk Factors — Risks Related to Doing Business in China - Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively.”

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See also “Risk Factors — Risks Related to Doing Business in China- There are significant uncertainties under the PRC EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits”.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of EZGO’s Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Recent Developments

On January 31, 2022, EZGO terminated Briggs & Veselka Co., LLP (“Briggs & Veselka”) as its independent registered public accounting firm effective as of January 31, 2022. Briggs & Veselka informed the Company that it was withdrawing as the Company’s independent registered public accounting firm as Briggs & Veselka has joined the accounting firm of Crowe LLP, effective as of January 1, 2022, and Briggs & Veselka withdrew from qualification as a PCAOB registered firm on January 27, 2022, as a result of its joining Crowe LLP. Briggs & Veselka’s withdrawal and termination was considered and approved by the Company’s audit committee. The audit report of Briggs & Veselka on the financial statements of the Company as of and for the year ended September 30, 2021, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Briggs & Veselka on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, from the time of Briggs & Veselka’s engagement up to the date of termination which disagreements that, if not resolved to Briggs & Veselka’s satisfaction, would have caused Briggs & Veselka to make reference in connection with its opinion to the subject matter of the disagreement. Other than the material weakness in the Company’s internal control over financial reporting, there were no “reportable events” as that term is described in Item 16F(a)(1)(v)(A) through (D) of Form 20-F occurred within the fiscal year ended September 30, 2021 and subsequently up to the date of termination.

On February 28, 2022, EZGO appointed Wei, Wei & Co., LLP (“WWC”) as successor independent registered public accounting firm of the Company effective as of the same day and to perform independent audit services for the fiscal year ended September 30, 2022. The appointment of WWC was approved by the audit committee of the board of directors on February 28, 2022. During the Company’s most recent two fiscal years and through the subsequent interim period on or prior to the appointment of WWC, neither the Company nor anyone on its behalf has consulted with of WWC on either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that of WWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement, as that term is defined in disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

On July 21, 2022, EZGO entered into a securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act, pursuant to which EZGO agreed to sell 10,000,000 Ordinary Shares, at a per share purchase price of $0.80 (the “Reg S Offering”). The gross proceeds to the Company from the Reg S Offering were US$8.0 million. Upon closing of the Reg S Offering, there were 23,626,891 Ordinary Shares issued and outstanding. The Purchasers have each made customary representations, warranties and covenants. The Ordinary Shares were issued to Purchasers upon satisfaction of all closing conditions, including Nasdaq’s completion of its review of the notification to Nasdaq regarding the listing of the Ordinary Shares. The Ordinary Shares issued in the Reg S Offering are exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder.

On August 8, 2022, upon the Compensation Committee’s approval and pursuant to EZGO’s 2022 Share Incentive Plan, EZGO awarded 320,000, 200,000, 330,000 and 150,000 Ordinary Shares to Zhixiang Wen, Xiaofei Han, Yuxing Liu and Huiyan Xie, respectively, all of whom are employees of EZGO, except Xiaofei Han who is a consultant of EZGO. The Ordinary Shares awarded to Zhixiang Wen and Xiaofei Han vested immediately as of the date of grant. The Ordinary Shares awarded to Yuxing Liu will vest on the first anniversary of the date of grant. The Ordinary Shares awarded to Huiyan Xie will vest on the second anniversary of the date of grant. The aggregate fair value of the Ordinary Shares awarded were $240,000, $150,000, $247,500 and $112,500, respectively, based on the closing price of EZGO’s Ordinary Shares on the date of grant.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the SAMR be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC government authorities made public the “Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law” or the “Opinions.” The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As the Opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of the Opinions remains unclear at this stage. See “Risk Factors – Risks Related to Doing Business in China - The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 31.

In addition, on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list on a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. Our PRC counsel, DeHeng Law Offices, is of the view that as a result of: (i) EZGO is listed on the Nasdaq and does not “seek to list on any other foreign stock exchange”; (ii) we do not hold personal information on more than one million users in EZGO’s business operations through the WFOE, the VIE and its subsidiaries; and (iii) data processed in its business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021 version).

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if an overseas listed issuer intends to implement any follow-on offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. For instance, if we complete any offering under this prospectus after the enactment of the Draft Rules Regarding Overseas Listing, we may be required to submit additional filings. As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have not been promulgated, and we have not been required to complete the record-filings procedure to the government of China for any offering pursuant to this prospectus. While the final version of the Draft Rules Regarding Overseas Listings are expected to be adopted in 2022, we believe that none of the situations that would clearly prohibit overseas offering and listing applies to us. In reaching this conclusion, we have relied on an opinion of DeHeng Law Offices, our PRC counsel, provided that there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permission from the Chinese government that is required to approve of EZGO’s operations through the WFOE, the VIE and its subsidiaries in China and/or any offerings made pursuant to this prospectus. Any failure of EZGO to fully comply with new regulatory requirements may significantly limit or completely hinder its ability to continue to offer its securities to investors, cause significant disruption to its business operations, and severely damage its reputation, which could materially and adversely affect its financial condition and results of operations and cause its securities, including the securities EZGO is registering for sale in this prospectus, to significantly decline in value or become worthless.

According to the Notice by the General Office of the State Council of Comprehensively Implementing the List-based Management of Administrative Licensing Items (No. 2 [2022] of the General Office of the State Council) and its attachment, the List of Administrative Licensing Items Set by Laws, Administrative Regulations, and Decisions of the State Council (2022 Edition), as of the date of this prospectus, we, our PRC subsidiaries, the VIE, and its subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include, but not be limited to, business registration, pollutant discharge permit, construction planning permit, fire protection design review of construction project, and fire protection acceptance of construction project. The following table provides details on the licenses and permissions held by our PRC subsidiaries:

Company	License/Permission	Issuing Authority	Validity
EZGO HK	Business Registration Certificate	Registrar of Companies Hong Kong Special Administrative Region	February 13, 2022 - February 12, 2023

Changzhou EZGO	Business License	Market Supervision Administrative Bureau of Changzhou Wujin	June 12, 2019 - Long-term
Jiansu EZGO Energy Supply Chain Technologies Co., Ltd.	Business License	Administrative Examination and Approval Bureau of Changzhou Wujin	December 10, 2021 - Long-term
Jiangsu EZGO Electronic Technologies, Co., Ltd.	Business License	Administrative Examination and Approval Bureau of Changzhou Wujin	July 30, 2019 - Long-term
Hengmao Power Battery	Business License	Administrative Examination and Approval Bureau of Changzhou Wujin	May 5, 2014 - May 4, 2034
Yizhiying IoT	Business License	Administrative Examination and Approval Bureau of Changzhou Wujin	August 21, 2018 - Long-term
Tianjin Dilang	Business License	Market Supervision Administrative Bureau of Tianjin Wuqing	July 2, 2019 - July 1, 2049
Tianjin Dilang Import and Export Trading Co., Ltd.	Business License	Market Supervision Administrative Bureau of Tianjin Wuqing	June 18, 2021 - June 17, 2061
Jiangsu Cenbird	Business License	Economic Development Zone Administrative Committee of Jiangsu Changzhou	May 7, 2018 - Long-term
Tianjin Jiahao	Business License	Market Supervision Administrative Bureau of Tianjin Wuqing	September 25, 2007 - Long-term
Tianjin Jiahao	Construction Land Planning Permit	Planning Bureau of Tianjin Wuqing	January 24, 2008 - Long-term
Tianjin Jiahao	Environmental Protection Permit for Construction	Environmental Protection Bureau of Tianjin Wuqing	January 17, 2008- Long-term
Tianjin Jiahao	Construction Project Planning Acceptance Certificate	Planning Bureau of Tianjin Wuqing	November 5, 2013 - Long-term
Changzhou Langyi	Business License	Administrative Examination and Approval Bureau of Changzhou Wujin	August 6, 2021 - Long-term
Jiangsu Langyi Import and Export Trading Co., Ltd.	Business License	Administrative Examination and Approval Bureau of Changzhou Wujin	December 7, 2021 - Long-term

As of the date of this prospectus, as advised by our PRC legal counsel, DeHeng Law Offices, none of our company, our subsidiaries, or the VIE are covered by permissions requirements from the CSRC, the CAC, or any other governmental agency that is required to approve the VIE’s operations, and therefore no such permission or approval has been denied.

As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us, our subsidiaries, or the VIE to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our company, any of our subsidiaries or the VIE or any of its subsidiaries received any inquiry, notice, warning or sanctions regarding any planned securities offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, or the ability to accept foreign investments and list on a U.S. or other foreign exchange. The SCNPC or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company, the VIE or its subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. See “Risk Factors – Risks Related to Doing Business in China- The PRC government exerts substantial influence over the manner in which EZGO conducts its business activities through the WFOE, the VIE and its subsidiaries in China. The PRC government may also intervene or influence EZGO’s operations through the WFOE, the VIE and its subsidiaries in China at any time, which could result in a material change in its operations and its Ordinary Shares could decline in value or become worthless” on page 20 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase EZGO’s securities. In the event that we, our subsidiaries, or the VIE (i) do not receive or maintain any requisite permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we, our subsidiaries, and the VIE may be subject to sanctions imposed by the relevant PRC regulatory authority, including fines and penalties, revocation of the licenses of the WFOE, the VIE and its subsidiaries, and suspension of these entities’ business, restrictions or limitations on our ability to pay dividends outside of China, regulatory orders, including injunctions requiring the WFOE, the VIE and its subsidiaries to cease collecting or processing data, litigation or adverse publicity, the delisting of EZGO’s securities on Nasdaq, and other forms of sanctions, which may materially and adversely affect its business, financial condition, and results of operations.

Effect of Holding Foreign Companies Accountable Act

The HFCAA, which was signed into law on December 18, 2020, requires a foreign company to submit that it is not owned or manipulated by a foreign government or disclose the ownership of governmental entities and certain additional information, if the PCAOB is unable to inspect completely a foreign auditor that signs the company’s financial statements. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the Company’s securities will be prohibited from trading on a national exchange. The U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act on June 22, 2021, which, if enacted, would decrease the number of non-inspection years from three years to two, thus reducing the time period before EZGO’s Ordinary Shares may be prohibited from trading or delisted. Due to a position taken by the CSRC, the PCAOB is prevented from fully inspecting auditing records and evaluating quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. Any inability of the PCAOB to conduct inspections of auditors in China could make it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in EZGO’s Ordinary Shares to lose confidence in our reported financial information and the quality of our financial statements. These developments could add uncertainties to our offering, including the possibility that the SEC may prohibit trading in EZGO’s securities if the PCAOB cannot fully inspect or investigate our auditor and we fail to appoint a new auditor that is accessible to the PCAOB and that Nasdaq can delist EZGO’s Ordinary Shares.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our former auditors, Marcum Bernstein & Pinchuk LLP (“MBP”) and Briggs & Veselka, or our current auditor, WWC. On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the CSRC and the MOF. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, the PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities, but access to audit work and papers may be available in the near future, as a result of the Statement of Proposal. If the PCAOB does gain such access, there is no assurance that it may not later be determined that the PCAOB is unable to inspect or investigate our auditor completely, and investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause EZGO’s securities to be delisted from the stock exchange.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

For details on the effects of HFCAA on us, see “Risk Factors— Risks Related to Doing Business in China - EZGO’s Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of ESZGO’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct adequate inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 32.

Corporate Information

Our principal executive offices in China are located at Building #A, Floor 2, Changzhou Institute of Dalian University of Technology, Science and Education Town, Wujin District, Changzhou, Jiangsu Province. Our telephone number at this address is +86 51983683805. Our registered agent in the BVI is Maples Corporate Services (BVI) Limited, PO Box 173, Kingston Chambers, Road Town Tortola, British Virgin Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our principal website is www.ezgotech.com.cn. The information contained on this website is not a part of this prospectus.

Summary of Risk Factors

Below please find a summary of the principal risks we, our subsidiaries and the VIE face. For a detailed description of the risk factors we, our subsidiaries and the VIE may face, see “Item 3. Key Information—D. Risk Factors” in our 2021 Annual Report, which is incorporated by reference in this prospectus and “Risk Factors” in this prospectus.

Risks Related to Doing Business in China

We are also subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on EZGO’s business and operations through the WFOE, the VIE and its subsidiaries in China. The enforcement of laws and rules and regulations in China may change quickly with little advance notice, which could result in a material adverse change in EZGO’s operations through the WFOE, the VIE and its subsidiaries in China and the value of EZGO’s Ordinary Shares. See “Risk Factors—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in this prospectus and “Item 3. Key Information —D. Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on EZGO’s business and operations” in the 2021 Annual Report.

●	The Chinese government may intervene or influence EZGO’s operations through the WFOE, the VIE and its subsidiaries in China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in EZGO’s operations and/or the value of the securities EZGO is registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder EZGO’s ability to offer or continue to offer its securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which EZGO conducts its business activities through the WFOE, the VIE and its subsidiaries in China. The PRC government may also intervene or influence EZGO’s operations influence EZGO’s operations at any time, which could result in a material change in its operations and its ordinary shares could decline in value or become worthless” in this prospectus.

●

Regulation and censorship of information disseminated over the Internet in China may adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China, and we may be liable for content that is displayed on our website. See “Risk Factors—Risks Related to Doing Business in China—Regulation and censorship of information disseminated over the Internet in China may adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China, and we may be liable for content that is displayed on our website” in this prospectus.

●	Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively. In addition, our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements, and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities. See “Risk Factors—Risks Related to Doing Business in China—Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively” in this prospectus.

●

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. See “Risk Factors—Risks Related to Doing Business in China—PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us” in this prospectus.

●

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand EZGO’s business. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand EZGO’s business” in this prospectus.

●	The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if an overseas listed issuer intends to implement any follow-on offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirements in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder EZGO’s ability to offer or continue to offer its securities to investors, cause significant disruption to its business operations, and severely damage its reputation, which would materially and adversely affect its financial condition and results of operations and cause its securities to significantly decline in value or become worthless. See “Risk Factors—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in this prospectus.

●	Substantially all of EZGO’s current operations are conducted in the PRC through the WFOE, the VIE and its subsidiaries, and substantially all of its assets are located in the PRC. A majority of EZGO’s current directors and officers, including Mr. Jianhui Ye, Mr. Zebin Zhao, Ms. Peiyao Jin, Mr. Guanghui Yang and Mr. Guanneng Lai are nationals and residents of the PRC, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors—Risks Related to Doing Business in China—You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws” in this prospectus.

●	EZGO’s Ordinary Shares may be delisted or prohibited from trading under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of EZGO’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct adequate inspection deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus EZGO’s Ordinary Shares could be prohibited from trading and delisted after two years instead of three. See “Risk Factors—Risks Related to Doing Business in China— EZGO’s Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of EZGO’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct adequate inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” in this prospectus.

Risks Related to Our Business and Industry

Risks and uncertainties related to EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China, and industry include, but are not limited to, the following:

●	EZGO may incur losses in the future.

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If EZGO fails to develop and introduce new models of e-bicycle products in anticipation of market demand primarily through the VIE and its subsidiaries in China in a timely and cost-effective manner, its competitive position and ability to generate revenues may be materially and adversely affected.

●

If EZGO is unable to manage its growth or execute its strategies effectively through the WFOE, the VIE and its subsidiaries in China, its business and prospects may be materially and adversely affected.

●	EZGO’s marketing strategy of appealing to and growing sales to a more diversified group of users may not be successful.

●	Each of EZGO, the WFOE, the VIE and its subsidiaries faces intense competition in the charging pile market, and if any of them fails to compete effectively, it may lose market share and customers.

●

EZGO’s products and services provided through the WFOE, the VIE and its subsidiaries in China may experience quality problems from time to time, which could result in decreased sales, adversely affect its results of operations and harm its reputation.

●

EZGO’s products provided through the WFOE, the VIE and its subsidiaries in China are subject to safety and other standards and failure to satisfy such mandated standards would have a material adverse effect on its business and operating results.

Risks Related to Our Corporate Structure

Risks and uncertainties relating to our corporate structure include, but are not limited to, the following:

●	Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law which does not explicitly classify whether a variable interest entity that is controlled through contractual arrangements would be deemed as foreign-invested enterprises if it is ultimately “controlled” by foreign investors.

●

We rely on contractual arrangements with the VIE and its shareholders to operate EZGO’s business, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to EZGO’s business primarily through the VIE and its subsidiaries in China.

●

Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on EZGO’s business primarily through the VIE and its subsidiaries in China.

●

The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect EZGO’s business primarily through the VIE and its subsidiaries in China and financial condition.

●	If the PRC government deems that the contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other PRC regulations, or if these regulations change or are interpreted differently in the future, the securities EZGO is registering may decline in value or become worthless if the determinations, changes, or interpretations result in its inability to assert contractual rights over the assets of its PRC subsidiaries or the VIE that conducts a substantial part of EZGO’s operations.

●	Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that the VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment.

●

We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of EZGO’s business primarily through the VIE and its subsidiaries in China if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

●

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, EZGO’s business and operations primarily through the VIE and its subsidiaries in China may be materially and adversely affected.

Risks Related to Our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to EZGO’s Ordinary Shares, including, but not limited to, the following:

●	The market price of EZGO’s Ordinary Shares has recently declined significantly, and EZGO’s Ordinary Shares could be delisted from the Nasdaq or trading could be suspended.

●	In the event that EZGO’s Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in EZGO’s Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

●	An active trading market for EZGO’s Ordinary Shares may not continue and the trading price for EZGO’s Ordinary Shares may fluctuate significantly.

●	The trading price of EZGO’s Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	EZGO may not be able to maintain its listing on Nasdaq which could limit investors’ ability to make transactions in its securities and subject it to additional trading restrictions.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of EZGO’s Ordinary Shares for return on your investment.

●	Restrictive covenants related to our previous registered direct offering may restrict our ability to obtain future financing.

Summary Consolidated Financial Information

The following table represents our selected consolidated financial information. The selected Consolidated Statements of Operations data for the years ended September 30, 2019, 2020 and 2021 and the Consolidated Balance Sheet data as of September 30, 2020 and 2021 have been derived from our audited consolidated financial statements, which are included in our 2021 Annual Report, which is incorporated herein by reference. The selected consolidated balance sheet data as of September 30, 2019 have been derived from our audited consolidated financial statements not included in our 2021 Annual Report. Our consolidated financial statements are prepared and presented in accordance with the U.S. GAAP.

These selected consolidated financial data below should be read in conjunction with, and are qualified in their entirety by reference to, our consolidated financial statements and related notes included elsewhere in our 2021 Annual Report, which is incorporated herein by reference, and “Item 5. Operating and Financial Review and Prospects” therein. Our historical results do not necessarily indicate results expected for any future periods. The following table presents our selected consolidated statements of income data for the years ended September 30, 2019, 2020 and 2021:

	For the years ended September 30,
	2019	2020	2021

Net revenues	$1,371,201	$15,243,282	$23,422,006
Cost of revenues	(246,736)	(13,704,248)	(23,039,528)
Gross profit	1,124,465	1,539,034	382,478

Selling and marketing expenses	(28,995)	(385,722)	(1,558,719)
General and administrative expenses	(319,607)	(1,081,346)	(2,701,178)
Total operating expenses	(348,602)	(1,467,068)	(4,259,897)

Income (loss) from operations	775,863	71,966	(3,877,419)

Interest expense, net	(9,712)	(14,803)	(60,756)
Other income, net	274,912	393,198	141,530
Total other income, net	265,200	378,395	80,774

Income (loss) from continuing operations before income tax expense	1,041,063	450,361	(3,796,645)
Income tax (expense) benefit	(273,927)	(116,063)	419,405
Net income (loss) from continuing operations	767,136	334,298	(3,377,240)
Income (loss) from discontinued operation, net of tax	1,424,301	(57,376)	(36,404)
Net income (loss)	2,191,437	276,922	(3,413,644)

Net income (loss) from continuing operations	767,136	334,298	(3,377,240)
Less: net income (loss) attributable to non-controlling interests from continuing operations	403,334	129,748	(434,971)
Net income (loss) attributable to EZGO Technologies Ltd.’s shareholders from continuing operations	363,802	204,550	(2,942,269)

Income (loss) from discontinued operation, net of tax	1,424,301	(57,376)	(36,404)
Less: net income attributable to non-controlling interests from discontinued operation	49,980	-	-
Net income (loss) attributable to EZGO Technologies Ltd.’s shareholders from discontinued operation	1,374,321	(57,376)	(36,404)
Net income (loss) attributable to EZGO Technologies Ltd.’s shareholders	$1,738,123	$147,174	$(2,978,673)

Net income (loss) from continuing operations per Ordinary Share:
Basic and diluted	$0.05	$0.03	$(0.27)
Net income (loss) from discontinued operation per Ordinary Share:
Basic and diluted	$0.18	$(0.01)	$(0.00)
Net income (loss) per Ordinary Share:
Basic and diluted	$0.23	$0.02	$(0.27)
Weighted average shares outstanding
Basic and diluted	7,800,000	7,800,000	10,735,606

The following table presents a summary of our consolidated balance sheet data as of September 30, 2019, 2020 and 2021:

	As of September 30,
	2019	2020	2021

Balance Sheet Data:
Cash and cash equivalents	$3,633,645	$322,598	$4,774,531
Total assets	19,171,950	19,817,798	42,011,670
Total liabilities	6,840,965	6,672,653	9,475,170
Total EZGO Technologies Ltd.’s shareholders’ equity	8,226,779	8,869,462	28,518,002
Non-controlling interests	4,104,206	4,275,683	4,018,498
Total equity	12,330,985	13,145,145	32,536,500

RISK FACTORS

An investment in the securities that we are offering involves a high degree of risk. EZGO operates, through the WFOE, the VIE and its subsidiaries in China, in a highly competitive environment in which there are numerous factors that can influence its business, financial position or results of operations and that can also cause the market value of the Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in the securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our 2021 Annual Report filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement or related free writing prospectus. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, EZGO’s business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of the securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China.

Risks Related to Doing Business in China

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

Our PRC subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China and impede its ability to continue its operations.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not believe EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China would be considered an “operator of critical information infrastructure” or a “data processor” as mentioned above, however, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that EZGO obtains their approvals for any follow-on offering, EZGO may be unable to obtain such approvals which could significantly limit or completely hinder its ability to offer or continue to offer its securities to its investors.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), both of which have a comment period that expired on January 23, 2022, and if enacted, may subject us to additional compliance requirements in the future. See “The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder EZGO’s ability to continue to offer its securities to investors and could cause the value of its Ordinary Shares to significantly decline or become worthless” below.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence EZGO’s operations through the WFOE, the VIE and its subsidiaries in China at any time, which are beyond its control. Therefore, any such action may adversely affect EZGO’s operations through the WFOE, the VIE and its subsidiaries in China and significantly limit or hinder its ability to offer or continue to offer its securities to investors and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence EZGO’s operations through the WFOE, the VIE and its subsidiaries in China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in its operations, financial performance and/or the value of EZGO’s Ordinary Shares or impair its ability to raise money.

The PRC government exerts substantial influence over the manner in which EZGO conducts its business activities through the WFOE, the VIE and its subsidiaries in China. The PRC government may also intervene or influence EZGO’s operations through the WFOE, the VIE and its subsidiaries in China at any time, which could result in a material change in its operations and its Ordinary Shares could decline in value or become worthless.

We have relied on the opinion of DeHeng Law Offices, our PRC legal counsel, that we are currently not required to obtain approval from Chinese authorities for listing on U.S exchanges, nor the execution of the VIE Agreements. However, if the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities for listing on U.S. or other foreign exchanges, EZGO will not be able to continue listing on a U.S. or other foreign exchange, continue to offer its securities to investors, or materially affect the interest of the investors and cause significantly depreciation of the price of Ordinary Shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require EZGO to divest ourselves of any interest it then holds in its operations in China. Accordingly, the Chinese government may intervene or influence EZGO’s operations through the WFOE, the VIE and its subsidiaries in China at any time, which could result in a material change in its operations and/or the value of the securities EZGO is registering.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, EZGO’s business segments may be subject to various government and regulatory interference in the regions in which it operates through the WFOE, the VIE and its subsidiaries in China. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government for listing on U.S. or other foreign exchanges, or enter into VIE Agreements in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although, in the opinion of our PRC legal counsel, DeHeng Law Offices, we are currently not required to obtain permission from any of the PRC central or local government and has not received any denial for listing on the U.S. or other foreign exchange and or enter into VIE Agreements, EZGO’s operations through the WFOE, the VIE and its subsidiaries in China could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Recent statements by the Chinese government indicating an intent, and the PRC government may take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder EZGO’s ability to offer or continue to offer its securities to investors and cause the value of its securities to significantly decline or become worthless.

The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder EZGO’s ability to continue to offer its securities to investors and could cause the value of its Ordinary Shares to significantly decline or become worthless.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing, which have a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. Among other things, if an overseas listed issuer intends to implement any follow-on offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Draft Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. For instance, if we complete any offering under this prospectus after the enactment of the Draft Rules Regarding Overseas Listing, we may be required to submit additional filings. As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have not been promulgated, and we have not been required to complete the record-filings procedure to the government of China for any offering pursuant to this prospectus. While the final version of the Draft Rules Regarding Overseas Listings are expected to be adopted in 2022, we believe that none of the situations that would clearly prohibit overseas offering and listing applies to us. In reaching this conclusion, we have relied on an opinion of our PRC counsel, DeHeng Law Offices, and that there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permissions from the Chinese government that is required to approve of EZGO’s operations through the WFOE, the VIE and its subsidiaries in China and/or offering. Any failure of EZGO to fully comply with new regulatory requirements may significantly limit or completely hinder EZGO’s ability to continue to offer its securities to investors, cause significant disruption to its business operations, and severely damage its reputation, which could materially and adversely affect its financial condition and results of operations and cause its securities, including the securities EZGO is registering for sale in this prospectus, to significantly decline in value or become worthless.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet retailers.

The PRC government extensively regulates the Internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC government regulation of the Internet industry include, but are not limited to, the following:

●	The online commerce industry in China is still in an early stage of development and the PRC laws applicable to the industry are still evolving. Due to the lack of clarity under the existing PRC regulatory regime, EZGO may be required to comply with additional legal and licensing requirements. For example, EZGO is providing mobile applications to mobile device users and it is in the process of applying for the valued-added telecommunications business operating license for electronic data interchange business, or the EDI License thorough the WFOE, the VIE and its subsidiaries. It is uncertain if our PRC subsidiaries will be required to obtain a separate valued-added telecommunications business operating license for Internet content provision, or the ICP License in addition to the EDI License. Although we believe that EZGO is not required to obtain such separate license which is in line with the current market practice, there can be no assurance that EZGO will not be required to apply for an operating license for its mobile applications in the future.

●	The evolving PRC regulatory system for the Internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the Ministry of Industry and Information Technology (“MIIT”), and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the Internet industry.

●	New laws and regulations may be promulgated that will regulate internet activities, including online retail. If these new laws and regulations are promulgated, additional licenses may be required for EZGO’s operations through the WFOE, the VIE and its subsidiaries in China. If EZGO’s operations through the WFOE, the VIE and its subsidiaries in China do not comply with these new regulations at the time they become effective, or if EZGO fails to obtain any licenses required under these new laws and regulations, it could be subject to penalties.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including EZGO’s business through the WFOE, the VIE and its subsidiaries in China. We cannot assure you that the WFOE, the VIE and its subsidiaries have obtained all the permits or licenses required for conducting business in China or will be able to maintain existing licenses or obtain new ones.

Regulation and censorship of information disseminated over the Internet in China may adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China, and we may be liable for content that is displayed on our website.

China has enacted laws and regulations governing Internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet. In the past, the PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of our internet information was deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China, financial condition and results of operations. We may also be subject to potential liability for any unlawful actions of our customers or users of our website or for content we distribute that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be prevented from operating our website in China.

EZGO’s business, through the WFOE, the VIE and its subsidiaries in China, is subject to complex and evolving Chinese laws and regulations regarding data privacy and security. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, penalties, changes to EZGO’s business practices, increased cost of operations, damages to its reputation and brand, or otherwise harm its business through the WFOE, the VIE and its subsidiaries in China.

In the PRC, governmental authorities have enacted a series of laws and regulations to enhance the protection of data privacy and cybersecurity. The Cybersecurity Law of the PRC and relevant regulations require network operators, which may include us, to ensure the security and stability of the services provided via network and protect individual privacy and the security of personal data in general by requiring the consent of internet users prior to the collection, use or disclosure of their personal data. Under the Cybersecurity Law, the owners and administrators of networks and network service providers have various personal information security protection obligations, including restrictions on the collection and use of personal information of users, and they are required to take steps to prevent personal data from being divulged, stolen, or tampered with. Regulatory requirements regarding the protection of personal information are constantly evolving and can be subject to differing interpretations or significant changes, making the extent of our responsibilities in that regard uncertain. An example of such evolving regulatory requirements is the Measures for Cybersecurity Review (2021 version), which was promulgated on December 28, 2021 and took effect on February 15, 2022. The measures, among others, stipulate that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review by the CAC. The cybersecurity review, among others, evaluates the potential risks of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments after the overseas listing of an operator. The procurement of network products and services, data processing activities and overseas listing should also be subject to the cybersecurity review if the CAC concerns or they potentially pose risks to national security. DeHeng Law Offices, our PRC counsel, is of the view that we are not subject to the cybersecurity review by the CAC, since (i) the cybersecurity review is not applicable to further equity or debt offerings by companies that have completed their initial public offerings in the United States; (ii) data processed in EZGO’s business operations through the WFOE, the VIE and its subsidiaries does not have a bearing on national security and may not be classified as core or important data by the PRC governmental authorities. However, we cannot assure you that the PRC governmental authorities will not hold opposing views or interpretations regarding the applicability of the cybersecurity review to us. As of the date of this prospectus, we have not been identified as an “operator of critical information infrastructure” by any PRC governmental authority, nor have we been informed by any PRC governmental authority to undergo a cybersecurity review for this offering.

In addition, the Data Security Law of the People’s Republic of China (the “Data Security Law”) was promulgated by the Standing Committee of the National People’s Congress of China (the “SCNPC”) on June 10, 2021 and took effect on September 1, 2021. Further, the CAC released the Measures for the Security Assessment of Cross-Border Data (Revised Draft for Comments) on October 29, 2021, which specifies the government security review procedure for the transfer of a wide range of data out of the territory of China. The draft measures for the first time clarify the threshold for being treated as a massive personal information processor to be—(i) personal information processors holding over one million users which transfer personal information out of the territory of China, or (ii) personal information processors which transfer accumulatively personal information of more than 100,000 users out of the territory of China or accumulatively sensitive personal information of more than 10,000 users out of the territory of China. Massive personal information processors would be required to apply for the CAC’s security review of cross-border data transfer with the provincial cyberspace administration. Before personal information processors can transfer data out of the territory of China, they are required to conduct an internal risk assessment, regardless of whether they are subject to the CAC security review. On November 14, 2021, the CAC released the Regulations on Cyber Data Security Management (Draft for Comments), or the draft regulations, which shall apply to the processing of personal and organizational data out of the territory of China, under the following circumstances: (i) for the purpose of providing products or services in the PRC; (ii) conducting analysis and evaluation of domestic individuals and organizations; (iii) processing of important domestic data; or (iv) other circumstances provided by laws and administrative regulations. The draft regulations classify data into three categories–general data, important data and core data. Data processors that transfer data collected and generated in the PRC outside of the territory of China are required to prepare a data security assessment report to the local cyberspace administration if (i) the data to be transmitted outside of the territory of China include important data, (ii) critical information technology infrastructure operators and data processors holding over one million users that transfer data outside the territory of China, or (iii) other circumstances that the CAC deems necessary. Meanwhile, a data processor that transfers personal information and important data out of the territory of China shall report to the local cyberspace administration of the following in the past calendar year: (i) the identities and contact information of all data receivers, (ii) the types, quantities and purposes of the transmitted data, (iii) the locations and periods of storage as well as the scope and method of use of the transmitted data, (iv) user complaints and the corresponding treatments related to the transmitted data, (v) violation of data security and the corresponding treatments related to the transmitted data, (vi) the re-transmission of the transmitted data, and (vii) other circumstances that the CAC deems necessary. A maximum of RMB10 million can be imposed on a data processor that is in violation of the draft regulations. It is uncertain whether and when the abovementioned draft measures and regulations will be adopted, and if adopted, whether the final version will contain the same provisions as the draft regulations.

The Data Security Law and the Cybersecurity Law, together with other relevant regulations, are promulgated to jointly regulate China’s online spheres in relation to personal information cybersecurity protection. There remain uncertainties regarding the further interpretation and implementation of those laws and regulations. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, we cannot assure you that we will be compliant with such new laws, regulations and obligations in all respects, and we may be ordered to rectify and terminate any actions that are deemed non-compliant by the regulatory authorities and become subject to fines and other sanctions. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. We believe that that we are compliant with the regulations and policies that have been issued by the CAC to date.

In order for us to maintain or achieve compliance with applicable laws as they come into effect, it may require substantial expenditures of resources to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us. Complying with any additional or new regulatory requirements may impose significant burdens and costs on EZGO’s operations through the WFOE, the VIE and its subsidiaries in China or require it to alter its business practices. While we strive to protect our users’ privacy and data security and to comply with data protection laws and regulations applicable to us, however, we cannot assure that our existing user information protection system and technical measures will be considered sufficient under all applicable laws and regulations in all respects. Any failure or perceived failure by us to comply with applicable data privacy laws and regulations, including in relation to the collection of necessary end-user consents and providing end-users with sufficient information with respect to our use of their personal data, may result in fines and penalties imposed by regulators, governmental enforcement actions (including enforcement orders requiring us to cease collecting or processing data in a certain way), litigation and/or adverse publicity. Proceedings against us—regulatory, civil or otherwise—could force us to spend money and devote resources in the defense or settlement of, and remediation related to, such proceedings. EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China could be adversely affected if the existing or future laws and regulations are interpreted or implemented in a manner that is inconsistent with its current business practices or requires changes to these practices.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China and its results of operations.

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines, compensations and other administrative sanctions, and serious violations may constitute criminal offenses.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to enter into written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. According to the PRC Social Insurance Law, which became effective on July 1, 2011, and the Administrative Regulations on the Housing Funds, companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees.

As the interpretation and implementation of these laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, EZGO’s business through the WFOE, the VIE and its subsidiaries in China and results of operations may be adversely affected.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of EZGO’s employees up to a maximum amount specified by the local government from time to time at locations where EZGO, through the WFOE, the VIE and its subsidiaries, operates its businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, EZGO’s financial condition and results of operations may be adversely affected.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on EZGO’s business and operations through the WFOE, the VIE and its subsidiaries in China.

Currently substantially all of EZGO’s business operations are conducted in China through the WFOE, the VIE and its subsidiaries and substantially all of its sales are made in China. Accordingly, EZGO’s business through the WFOE, the VIE and its subsidiaries in China, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

China’s economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970’s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, which are generally viewed as a positive development for foreign business investment, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC economic growth through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While China’s economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing down. Some of the governmental measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, EZGO’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation. In addition, the PRC government has implemented in the past certain measures to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for EZGO’s products and services provided through the WFOE, the VIE and its subsidiaries in China, and consequently have a material adverse effect on its businesses through the WFOE, the VIE and its subsidiaries in China, financial condition and results of operations.

Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the “capital account,” which includes foreign direct investment and loans, such as loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries, a foreign invested enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions.

Since 2016, PRC governmental authorities have imposed more stringent restrictions on outbound capital flows, including heightened scrutiny over “irrational” overseas investments for certain industries, as well as over four kinds of “abnormal” offshore investments, which are:

●	investments through enterprises established for only a few months without substantive operation;

●	investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

●	investments in targets that are not related to onshore parent’s main business; and

●	investments with abnormal sources of Renminbi funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which tightened the authenticity and compliance verification of cross-border transactions and cross-border capital flow. In addition, the Outbound Investment Sensitive Industry Catalogue (2018) lists certain sensitive industries that are subject to NDRC pre-approval requirements prior to remitting investment funds offshore, which subjects us to increased approval requirements and restrictions with respect to our overseas investment activity. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange or outbound capital flows may limit our ability to utilize revenue generated in Renminbi to fund EZGO’s business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends in foreign currencies to our shareholders, including holders of EZGO’s Ordinary Shares.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will directly examine and accept foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, and we cannot predict how these regulations will affect EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China or future strategy. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. This may have a material adverse effect on EZGO’s business through the WFOE, the VIE and its subsidiaries in China, financial condition and results of operations.

According to SAFE Circular 37 and SAFE Circular 13, our shareholders or beneficial owners who are PRC residents are subject to SAFE Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. To the best of our knowledge, our PRC resident shareholders who directly or indirectly hold shares in our BVI holding company and who are known to us have completed the application for foreign exchange registrations for their foreign investment in our company in accordance with SAFE Circular 37 and SAFE Circular 13. We have taken steps to notify significant beneficial owners of Ordinary Shares whom we know are PRC residents of their filing obligations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China and its ability to make distributions to the investors could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect EZGO’s business operations through the WFOE, the VIE and its subsidiaries in China or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect EZGO’s business through the WFOE, the VIE and its subsidiaries in China and prospects.

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand EZGO’s business.

EZGO is a company incorporated in the BVI structured as a holding company conducting its operations in China through its PRC subsidiaries. As permitted under PRC laws and regulations, in utilizing the proceeds of its initial public offering or follow-on offering, EZGO may make loans to its PRC subsidiaries subject to the approval from governmental authorities and limitation of amount, or EZGO may make additional capital contributions to its PRC subsidiaries. Furthermore, loans by EZGO to its PRC subsidiaries to finance their activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our initial public offering or follow-on offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand EZGO’s business in the PRC through the WFOE, the VIE and its subsidiaries.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from our initial public offering or follow-on offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand EZGO’s business.

The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of the WFOE, the VIE and its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect EZGO’s operations through the WFOE, the VIE and its subsidiaries in China.

The PRC government controls the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We receive substantially all of our revenues in Renminbi, and most of our cash is in Renminbi. Under our corporate structure, EZGO, a BVI holding company, primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements it may have. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade- and-service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. As such, under the existing exchange restrictions, cash generated from the operations of our PRC subsidiaries is able to be paid as dividends in foreign currencies to EZGO without prior approval from the SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion in the future restrict access to foreign currencies for current account transactions. There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries or the VIE to transfer cash. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies from the PRC subsidiaries to the offshore subsidiaries, across borders, and to our shareholders, including the U.S. investors. These foreign exchange restrictions and limitations could prevent the cash maintained from leaving the PRC, and restrict our ability to pay dividends to EZGO and the U.S. investors.

There are limitations on our PRC subsidiaries’ and the VIE’s ability to distribute earnings to their respective shareholders. On the one hand, under the current PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits. In addition, our PRC subsidiaries are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of their registered capital. Our PRC subsidiaries may at their discretion allocate a portion of their after-tax profits to staff welfare and bonus funds in accordance with relevant PRC rules and regulations. These reserve funds and staff welfare and bonus funds cannot be distributed as cash dividends. Moreover, if the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. On the other hand, through the VIE Agreements among Changzhou EZGO, the VIE and its shareholders, we receive substantially all of the economic benefits of the VIE, most importantly, the ability to consolidate the financial statements of the VIE with the financial statements of our holding company, EZGO under U.S. GAAP, for which we are the primary beneficiary of the VIE for accounting purposes, in consideration for the services provided by Changzhou EZGO. For more information, see “Prospectus Summary—Contractual Arrangements and Corporate Structure” in this prospectus. The VIE agreements are not equivalent to equity ownership, and may limit our ability to settle amounts owed by the VIE under the VIE agreements. For example, the contractually bound shareholders of the VIE could potentially breach their contractual agreements with us by failing to fulfill their contractual obligations, failing to act in our interest, or acting to the detriment of our interest. Moreover, as these shareholders, rather than Changzhou EZGO, are the actual shareholders of the VIE, we are unable to independently exercise any rights as a shareholder of the VIE and force the VIE to distribute its earnings to us. In addition, the legality or enforceability of the VIE agreements have never been tested in a court of law in China. If any relevant contractual provisions were to ultimately be held unenforceable by the PRC courts or other governmental authorities, such uncertainty could result in us facing a reduced ability or complete inability to receive the economic benefits of the business operations of the VIE. These restrictions and limitations could limit our ability to settle amounts owed under the VIE agreements and our subsidiaries’ ability to pay dividends.

In addition, any transfer of funds by EZGO to our PRC subsidiaries, either as a shareholder loan or as an increase in the registered capital, is subject to a series of procedural requirements imposed by SAFE, SAMR, MOFCOM or their local counterparts. This may hinder or delay EZGO’s deployment of cash into its subsidiaries’ and the VIE’ business, which could result in a material and adverse effect on EZGO’s operations through the WFOE, the VIE and its subsidiaries in China.

Under the PRC EIT Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and has a material adverse effect on EZGO’s results of operations and the value of your investment.

Under the PRC EIT Law, that became effective in January 2008 and was amended in February 2017 and December 2018, as well as its implementing rules, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the SAT, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

We do not believe that EZGO, as a company incorporated in the BVI, meets all of the conditions above thus we do not believe that EZGO is a PRC resident enterprise, though all members of our management team as well as the management team of our offshore holding company are located in China. However, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Ordinary Shares.

There are significant uncertainties under the PRC EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, we, as a non-resident enterprise, that is, an enterprise lawfully incorporated pursuant to the laws of a foreign country (region) that has an office or premises established in China with no actual management functions performed in China, or an enterprise that has income derived from or accruing in China although it does not have an office or premises in China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and mainland China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Changzhou EZGO is wholly owned by EZGO HK, EZGO’s wholly-owned subsidiary. Accordingly, EZGO HK may qualify for a 5% tax rate in respect of distributions from Changzhou EZGO. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiaries must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, under Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which took effect on April 1, 2018, a “Beneficial Owner” shall mean a person who has ownership and control over the income and the rights and property from which the income is derived. To determine the “beneficial owner” status of a resident of the treaty counterparty who needs to enjoy the tax treaty benefits, a comprehensive analysis shall be carried out, taking into account actual conditions of the specific case.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to State Administration of Taxation Circular 60 (“Circular 60”). Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from WFOE.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer and as a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10%.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the “indirect transfer” as set forth in SAT Circular 698, while the other provisions of SAT Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprise. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source, or SAT Bulletin 37, which repealed the entire SAT Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from a property transfer, as stipulated in the second item under Article 19 of the Law on Enterprise Income Tax, shall include the income derived from transferring such equity investment assets as stock equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the Law on Enterprise Income Tax, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

There has been very limited application of SAT Bulletin 7 and SAT Bulletin 37 because these regulations were newly issued and came into force in February 2015 and in December 2017 respectively. During the effective period of SAT Circular 698, some intermediary holding companies were actually looked through by the PRC tax authorities, and consequently the non-PRC resident investors were deemed to have transferred the PRC subsidiary and PRC corporate taxes were assessed accordingly. It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and SAT Bulletin 37 and may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7 and SAT Bulletin 37, which may have an adverse effect on EZGO’s financial condition and results of operations or such non-PRC resident investors’ investment in us.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements, and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

EZGO is a company incorporated in the BVI structured as a holding company. EZGO may need dividends and other distributions on equity from our PRC subsidiaries to satisfy EZGO’s liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to EZGO only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, EZGO’s PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. EZGO’s PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of EZGO’s subsidiaries to distribute dividends or to make payments to it may restrict EZGO’s ability to satisfy its liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Fluctuations in exchange rates could result in foreign currency exchange losses to us.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. In August 2015, the People’s Bank of China, or PBOC, changed the way it calculates the mid-point price of Renminbi against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2017, the value of the Renminbi appreciated by approximately 6.3% against the U.S. dollar; and in 2018, the Renminbi depreciated by approximately 5.7% against the U.S. dollar. From the end of 2018 through the end of September 2021, the value of the Renminbi appreciated by approximately 5.20% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the Renminbi and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the Renminbi against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, EZGO’s results of operations and financial condition, and the value of, and dividends payable on, our shares in foreign currency terms may be adversely affected. EZGO may not be able to pay dividends in foreign currencies to its shareholders. Appreciation of RMB to the U.S. dollar will result in exchange loss, while depreciation of RMB to the U.S. dollar will result in exchange gain.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and related regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand, (iv) or in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 is triggered.

We have relied on the opinion of our PRC counsel, DeHeng Law Offices, that we do not need to obtain prior approval from the CSRC pursuant to the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and we may subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for any future offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for any future offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on EZGO’s operations through the WFOE, the VIE and its subsidiaries in China, limit its operating privileges in China, delay or restrict the repatriation of the proceeds from any future offering into the PRC or take other actions that could have a material adverse effect on its business, financial condition, results of operations, reputation and prospects, as well as its ability to complete any future offering. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt any future offering before settlement and delivery. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery may not occur.

In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

In the future, EZGO may grow its business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether EZGO’s business operations through the WFOE, the VIE and its subsidiaries would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that EZGO’s business through the WFOE, the VIE and its subsidiaries in China is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. EZGO’s ability to expand its business or maintain or expand its market share through future acquisitions would as such be materially and adversely affected. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merge or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the MOFCOM. There is a possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain the approval of the MOFCOM or other PRC governmental authorities for our completed or ongoing mergers and acquisitions. There is no assurance that, if we plan to make an acquisition, we can obtain such approval from the MOFCOM or any other relevant PRC governmental authorities for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on EZGO’s business through the WFOE, the VIE and its subsidiaries in China, results of operations and corporate structure.

In addition, on July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that EZGO obtains their approvals for any future follow-on offering, EZGO may be unable to obtain such approvals which could significantly limit or completely hinder its ability to offer or continue to offer its securities to its investors outside China.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of EZGO’s operations through the WFOE, the VIE and its subsidiaries in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect EZGO’s operations through the WFOE, the VIE and its subsidiaries in China will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

EZGO is a company incorporated under the laws of the BVI, and EZGO conducts substantially all of its operations in China through the WFOE, the VIE and its subsidiaries and substantially all of its assets are located in China. In addition, a majority of EZGO’s current directors and officers, including Mr. Jianhui Ye, Mr. Zebin Zhao, Ms. Peiyao Jin, Mr. Guanghui Yang and Mr. Guanneng Lai are nationals and residents of the PRC, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

EZGO’s Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of EZGO’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct adequate inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such Ordinary Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, would reduce the time before EZGO’s securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCAA. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our former auditors, MBP and Briggs & Veselka, or our current auditor, WWC.

On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the CSRC and the MOF. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of EZGO’s Ordinary Shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Our former auditor, MBP, an independent registered public accounting firm that issued one of the audit reports included in the Annual Report, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. MBP is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in 2018 and an ongoing inspection that started in November 2020.

Our former auditor, Briggs & Veselka, the independent registered public accounting firm that issued one of the audit reports included in the Annual Report, an auditor of companies that are traded publicly in the United States and an U.S.-based accounting firm registered with the PCAOB, was subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Briggs & Veselka was headquartered in Houston, Texas, and was subject to inspection by the PCAOB with the last inspection in 2019. Briggs & Veselka’s withdrawal of its registration with PCAOB became effective on May 24, 2022.

Our current auditor, WWC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. WWC is headquartered in Flushing, New York, and is subject to inspection by the PCAOB on a regular basis with the last inspection in February 2018.

The audit workpapers for our company and the VIE’s operations are located in China, and the PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities, but access to audit work and papers may be available in the near future, as a result of the Statement of Proposal. If the PCAOB does gain such access, there is no assurance that it may not later be determined that the PCAOB is unable to inspect or investigate our auditor completely, and investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause EZGO’s securities to be delisted from the stock exchange. The recent developments would add uncertainties to our offering pursuant to this prospectus and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of such auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if such auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued to the then President of the United States, the Report on Protecting United States Investors from Significant Risks from Chinese Companies. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Such uncertainty could cause the market price of EZGO’s Ordinary Shares to be materially and adversely affected, and EZGO’s securities could be delisted and prohibited from being traded on national securities exchange earlier than would be required by the HFCAA. If EZGO’s securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair the ability to sell or purchase EZGO’s securities when desired, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of its Ordinary Shares.

Should the PCAOB be unable to fully conduct inspections in China, which prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm, we and investors in EZGO’s securities may be deprived of the benefits of such PCAOB inspections. Any inability of the PCAOB to conduct inspections of auditors in China could make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements, which could materially and adversely affect the value of in its securities. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list EZGO’s Ordinary Shares on Nasdaq, which could materially impair the market for and market price of its Ordinary Shares.

Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other PRC regulations, or if these regulations change or are interpreted differently in the future, the securities EZGO is registering may decline in value or become worthless if the determinations, changes, or interpretations result in its inability to assert contractual rights over the assets of its PRC subsidiaries or the VIE that conducts a substantial part of EZGO’s operations.

Because EZGO is a business company incorporated in the BVI, it is classified as a foreign enterprise under PRC laws and regulations, and EZGO’s WFOE in the PRC is a foreign-invested enterprise (“FIE”). Changzhou EZGO has entered into a series of contractual arrangements with the VIE and its shareholders, which enable us to (i) have rights of determination over the most significant economic activities of the VIE, (ii) receive the majority of the economic benefits of the VIE, most importantly, the ability to consolidate the financial statements of the VIE with the financial statements of EZGO under U.S. GAAP, of which we are a primary beneficiary of the VIE for accounting purposes, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in the VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have the contractual rights to determine the most significant economic activities, receive the majority of the economic benefits and are the primary beneficiary of the VIE and hence consolidate its financial results as the VIE under U.S. GAAP. For a description of these contractual arrangements, see “Prospectus Summary—Contractual Arrangements and Corporate Structure—Contractual Arrangements with the VIE and Its Shareholders.”

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We have relied on the opinion of our PRC legal counsel, DeHeng Law Offices, that based on its understanding of the relevant laws and regulations, each of the contracts among our wholly-owned PRC subsidiary, Changzhou EZGO, the VIE and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the M&A Rules and the relevant regulatory measures concerning the telecommunications industry. There can be no assurance that the PRC government authorities, such as MOFCOM or MIIT, or other authorities that regulate online services providers and other participants in the telecommunications industry, would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If our corporate structure and contractual arrangements are deemed by the MIIT, the MOFCOM or other regulators that have competent authority, to be illegal, either in whole or in part, we may lose our rights to determine the most significant economic activities and the majority of the economic benefits of the VIE, most importantly, the ability to consolidate the financial statements of the VIE with the financial statements of our holding company, EZGO under U.S. GAPP, for which we are a primary beneficiary of the VIE, and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to EZGO’s business primarily through the VIE and its subsidiaries in China. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the VIE and its subsidiaries’ business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down the VIE and its subsidiaries’ services;

●	discontinuing or restricting EZGO’s operations primarily through the VIE and its subsidiaries in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance the VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to EZGO’s business primarily through the VIE and its subsidiaries in China.

The PRC government has broad discretion in determining rectifiable or punitive measures for non-compliance with or violations of PRC laws and regulations. The PRC government could disallow the variable interest entity structure, which would likely result in a material change in EZGO’s operations primarily through the VIE and its subsidiaries in China and/or value of its securities, including that it could cause the value of such securities to significantly decline or become worthless. The VIE agreements have never been tested in a court of law in China. If the PRC government deems that our contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. If the PRC government determines that we or the VIE do not comply with applicable law, it could revoke the VIE’s business and operating licenses, require the VIE to discontinue or restrict the VIE’s operations, restrict the VIE’s right to collect revenues, block the VIE’s websites, require the VIE to restructure its operations, impose additional conditions or requirements with which the VIE may not be able to comply, impose restrictions on the VIE’s business operations, or take other regulatory or enforcement actions against the VIE that could be harmful to its business. Any of these or similar occurrences could significantly disrupt our or the VIE’s business operations or restrict the VIE from conducting a substantial portion of its business operations, which could materially and adversely affect the VIE’s business, financial condition and results of operations. If any of these occurrences results in our inability to determine the activities of the VIE that most significantly impact its economic performance, and/or our failure to receive the economic benefits from the VIE, we may not be able to consolidate the VIE in our consolidated financial statements in accordance with U.S. GAAP. In addition, EZGO’s securities may decline in value or become worthless if it is unable to consolidate the VIE’s operations and financial results in EZGO’s financial statements in accordance with U.S. GAAP as the primary beneficiary since the VIE and its subsidiaries conduct a significant part of EZGO’s operations.

Risks Related to Our Ordinary Shares

The market price of EZGO’s Ordinary Shares has recently declined significantly, and EZGO’s Ordinary Shares could be delisted from the Nasdaq or trading could be suspended.

The listing of EZGO’s Ordinary Shares on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. On June 7, 2022, we announced that we received written notification, or the Notification Letter, from the Nasdaq Stock Market LLC on June 3, 2022 that we were not in compliance with the minimum bid price requirement of US$1.00 per share under the Nasdaq Listing Rules. In accordance with Nasdaq Listing Rules, we must regain compliance within 180 calendar days, or by November 30, 2022. To regain compliance, EZGO’s Ordinary Shares need to have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event we do not regain compliance by November 30, 2022, we could be eligible for additional time to regain compliance or may face delisting.

We cannot assure you that we will be able to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules, or that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of EZGO’s Ordinary Shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of EZGO’s Ordinary Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted ordinary shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such ordinary shares. A suspension or delisting would likely decrease the attractiveness of EZGO’s Ordinary Shares to investors and cause the trading volume of EZGO’s Ordinary Shares to decline, which could result in a further decline in the market price of EZGO’s Ordinary Shares.

In the event that EZGO’s Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in EZGO’s Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). EZGO’s Ordinary Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of EZGO’s Ordinary Shares, which could severely limit the market liquidity of such ordinary shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to EZGO’s securities.

General Risk Factors

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If EZGO fails to address and comply with these regulations and any subsequent changes, EZGO may be subject to penalty and its business through the WFOE, the VIE and its subsidiaries in China may be harmed.

Handling of mail

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. Forward-looking statements may involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	EZGO’s goals and growth strategies;

●	EZGO’s expectations regarding demand for and market acceptance of its brand and platforms;

●	EZGO’s future business development, results of operations and financial condition;

●	EZGO’s ability to maintain and improve infrastructure necessary to operate its platforms through the WFOE, the VIE and its subsidiaries;

●	competition in the car accessory and online retail industry in China;

●	the expected growth of, and trends in, the markets for EZGO’s products and services provided through the WFOE, the VIE and its subsidiaries in China;

●	government policies and regulations relating to EZGO’s corporate structure, business and industry;

●	our expectation regarding the use of proceeds from an offering pursuant to this prospectus;

●	our ability to comply with the continued listing standards on the exchange or trading market on which EZGO’s Ordinary Shares is listed for trading;

●	the development of COVID-19 in the PRC and globally;

●	general economic and business condition in China and elsewhere; and

●	assumptions underlying or related to any of the foregoing.

You should read thoroughly this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and the documents incorporated by reference in to this prospectus include additional factors which could adversely impact EZGO’s business through the WFOE, the VIE and its subsidiaries in China and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on EZGO’s business through the WFOE, the VIE and its subsidiaries in China or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe that EZGO’s plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors” elsewhere in this prospectus, “Risk Factors” in Item 3.D. to our 2021 Annual Report and incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference, and the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus, which we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of US$100,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus forms a part with a value of more than one-third of the aggregate market value of EZGO’s Ordinary Shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of EZGO’s Ordinary Shares held by non-affiliates is less than US$75,000,000. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of EZGO’s outstanding Ordinary Shares held by non-affiliates equals or exceeds US$75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of EZGO’s outstanding Ordinary Shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of EZGO’s business through the WFOE, the VIE and its subsidiaries in China, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our company, although we do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF EQUITY SECURITIES

The following describes EZGO’s securities, summarizes the material provisions of EZGO’s amended and restated memorandum and articles of association, which is based upon, and is qualified by reference to, its amended and restated memorandum and articles of association. This summary does not purport to be a summary of all of the provisions of EZGO’s amended and restated memorandum and articles of association. You should read EZGO’s amended and restated memorandum and articles of association which are filed as exhibits to our Registration Statement on Form F-1 (File No. 333-249687), as amended, initially filed with the SEC on October 28, 2020 for the provisions that are important to you.

The Company is authorized to issue 100,000,000 Ordinary Shares, with a par value of US$0.001 each and up to 10,000 Preferred Shares of no par value. As of September 6, 2022, there were (a) 24,626,891 Ordinary Shares outstanding, all of which were fully paid and (b) no Preferred Shares outstanding. For a description of EZGO’s Ordinary Shares and Preferred Shares, including the rights and obligations thereto, please refer to Exhibit 2.1 to our 2021 Annual Report, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Ordinary Shares or Preferred Shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Ordinary Shares or Preferred Shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Ordinary Shares, Preferred Shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase Ordinary Shares, Preferred Shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the appointment of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase the Ordinary Shares, Preferred Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price for the rights;
●	the conditions to the completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which subscription rights are transferable;
●	if applicable, a discussion of the material BVI or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system; and

●	the absence of exchange control or currency restrictions; and the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

●	the British Virgin Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgement is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of EZGO’s current operations are conducted in the PRC through the WFOE, the VIE and its subsidiaries, and substantially all of its assets are located in the PRC. A majority of EZGO’s current directors and officers, including Mr. Jianhui Ye, Mr. Zebin Zhao, Ms. Peiyao Jin, Mr. Guanghui Yang and Mr. Guanneng Lai are nationals and residents of the PRC, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. DeHeng Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by DeHeng Law Offices that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or BVI courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. DeHeng Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

Anti-money laundering

In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

TAXATION

Our 2021 Annual Report provides a discussion of certain tax considerations that may be relevant to prospective investors in EZGO’s securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of EZGO’s securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of EZGO’s securities through any of these methods or other methods described in the applicable prospectus supplement.

EZGO’s securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the underwriters or dealers and the terms of the transaction, including compensation for the underwriters or dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC Registration Fee		$18,540.00
FINRA filing fee		30,500.00
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the debt securities and warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York, our special United States counsel. The validity of the Ordinary Shares and Preferred Shares, to the extent governed by BVI law, will be passed upon for us by Maples and Calder, our special legal counsel as to BVI law. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of EZGO Technologies Ltd. appearing in our 2021 Annual Report for the year ended September 30, 2021 have been audited by Briggs & Veselka Co., LLP and for the years ended September 30, 2020 and 2019 have been audited by Marcum Bernstein & Pinchuk LLP, independent registered public accounting firms, as set forth in the reports thereon included therein and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since September 30, 2021, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2021 filed with the SEC on January 27, 2022;

●	our current report on Form 6-K furnished to the SEC on February 1, 2022, including exhibit 99.1 thereto;

●	our current report on Form 6-K furnished to the SEC on March 2, 2022;

●	our current report on Form 6-K furnished to the SEC on May 17, 2022;

●	our current report on Form 6-K furnished to the SEC on June 7, 2022;

●	our current report on Form 6-K furnished to the SEC on July 27, 2022;

●	our current report on Form 6-K furnished to the SEC on August 18, 2022;

●

the description of the Company’s Ordinary Shares contained in the Form 8-A12B, filed with the SEC on December 29, 2020, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2021 Annual Report contains a description of EZGO’s business primarily through the VIE and its subsidiaries in China and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: EZGO Technologies Ltd., Building #A, Floor 2, Changzhou Institute of Dalian University of Technology, Science and Education Town, Wujin District, Changzhou City Jiangsu, China 213164, telephone number: + 86 51983683805.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.ezgotech.com.cn), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at www.ezgotech.com.cn, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

EZGO Technologies Ltd.

US$200,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2022

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with any offering pursuant to this prospectus other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description

1.1+	Form of Underwriting Agreement

3.1	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-249687), as amended, initially filed with the SEC on October 28, 2020)

4.1*	Form of Indenture relating to debt securities

4.2+	Form of Warrant Agreement (including form of Warrant Certificate)

4.3+	Form of Right Agreement (including form of Right Certificate)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

5.1*	Opinion of Maples and Calder

23.1**	Consent of Briggs & Veselka Co., LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Marcum Bernstein & Pinchuk LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Maples and Calder (included in Exhibit 5.1)

23.4*	Consent of DeHeng Law Offices (included in Exhibit 99.1)

24.1*	Power of Attorney (included on signature page of the initial filing of this Registration Statement on Form F-3)

25.1***	Statement of Eligibility on Form T-1 of the Trustee under the Indenture

99.1*	Opinion of DeHeng Law Offices

107*	Calculation of Filing Fee Tables

*	Previously filed.

**	Filed herewith.

***	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture will be incorporated herein by reference from a subsequent filing under the electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Changzhou, Jiangsu, China, on September 7, 2022.

EZGO Technologies Ltd.

By:	/s/ Jianhui Ye
	Name:	Jianhui Ye
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jianhui Ye	Chairman and Chief Executive Officer	September 7, 2022
Jianhui Ye	(Principal Executive Officer)

/s/ Jingyan Wu	Chief Financial Officer	September 7, 2022
Jingyan Wu	(Principal Financial and Accounting Officer)

/s/ Peiyao Jin	Director	September 7, 2022
Peiyao Jin

*	Director	September 7, 2022
Guanghui Yang

*	Director	September 7, 2022
Robert Johnson

*	Director	September 7, 2022
Guanneng Lai

*By:	/s/ Jianhui Ye	Attorney-in-fact	September 7, 2022
Jianhui Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of EZGO Technologies Ltd. has signed this registration statement or amendment thereto in Newark, Delaware on September 7, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director